                                                                 EXHIBIT 10.37


===============================================================================


                            FEDERAL-MOGUL CORPORATION



                    ----------------------------------------



                                  $500,000,000

                    AMENDED AND RESTATED SENIOR SUBORDINATED
                                CREDIT AGREEMENT



                          dated as of December 18, 1997



                    ----------------------------------------



                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                             ----------------------

                             CHASE SECURITIES INC.,
                                   as Arranger




===============================================================================

[CHASE LOGO]

                                TABLE OF CONTENTS

                                                                                                               Page
SECTION 1.  DEFINITIONS.........................................................................................  2
          1.1   Defined Terms...................................................................................  2
          1.2   Other Definitional Provisions................................................................... 27

SECTION 2.  AMOUNT AND TERMS OF LOANS........................................................................... 27
          2.1   Loans........................................................................................... 27
          2.2   Procedure for Borrowing and Conversion.......................................................... 28
          2.3   Maturity and Exchange Notes..................................................................... 29
          2.4   Repayment of Loans; Evidence of Debt............................................................ 29
          2.5   Optional and Mandatory Prepayments.............................................................. 30
          2.6   Interest Rates and Payment Dates................................................................ 31
          2.7   Computation of Interest and Fees................................................................ 33
          2.8   Pro Rata Treatment and Payments................................................................. 33
          2.9   Requirements of Law............................................................................. 34
          2.10  Taxes........................................................................................... 36
          2.11  Indemnity....................................................................................... 38
          2.12  Replacement Lenders............................................................................. 38

SECTION 3.  REPRESENTATIONS AND WARRANTIES...................................................................... 39
          3.1   Financial Condition............................................................................. 39
          3.2   No Change....................................................................................... 40
          3.3   Corporate Existence; Compliance with Law........................................................ 40
          3.4   Corporate Power; Authorization; Enforceable Obligations......................................... 41
          3.5   No Legal Bar.................................................................................... 41
          3.6   No Material Litigation.......................................................................... 42
          3.7   No Default...................................................................................... 42
          3.8   Ownership of Property; Liens.................................................................... 42
          3.9   Intellectual Property........................................................................... 42
          3.10  No Burdensome Restrictions...................................................................... 42
          3.11  Taxes........................................................................................... 42
          3.12  Federal Regulations............................................................................. 42
          3.13  ERISA........................................................................................... 43
          3.14  Investment Company Act; Other Regulations....................................................... 43
          3.15  Subsidiaries.................................................................................... 43
          3.16  Environmental Matters........................................................................... 43
          3.17  Accuracy and Completeness of Information........................................................ 44
          3.18  Other Unsecured Indebtedness.................................................................... 45
          3.19  Foreign Subsidiaries............................................................................ 45
          3.20  Solvency........................................................................................ 45
          3.21  Purpose of Loans................................................................................ 45
          3.22  Delivery of the Transaction Documents........................................................... 45

          3.23  Representations and Warranties Contained in the Transaction Documents................ 45

SECTION 4.  CONDITIONS PRECEDENT..................................................................... 46
          4.1   Conditions to Effective Date......................................................... 46
          4.2   Conditions to Closing Date........................................................... 47

SECTION 5.  AFFIRMATIVE COVENANTS.................................................................... 48
          5.1   Financial Statements................................................................. 49
          5.2   Certificates; Other Information...................................................... 49
          5.3   Accrual of Liabilities; Payment of Obligations....................................... 50
          5.4   Maintenance of Corporate Existence; Maintenance of Properties........................ 50
          5.5   Insurance............................................................................ 50
          5.6   Notices.............................................................................. 50
          5.7   Compliance with Contractual Obligations and Laws..................................... 51
          5.8   Access to Books and Inspection....................................................... 51
          5.9   Environmental Laws................................................................... 52
          5.10  Additional Guarantees................................................................ 52
          5.11  Interest Rate Protection............................................................. 52
          5.12  Consummation of Compulsory Acquisition............................................... 52
          5.13  Take-Out Financing................................................................... 52
          5.14  Exchange Notes....................................................................... 53
          5.15  U.K. Acquisition I Corporate Documents............................................... 54
          5.16  Further Assurances................................................................... 54

SECTION 6.  NEGATIVE COVENANTS....................................................................... 54
          6.1   Limitation on Indebtedness........................................................... 54
          6.2   Limitation on Restricted Payments.................................................... 56
          6.3   Limitation on Restrictions on Distributions from Restricted Subsidiaries............. 58
          6.4   Limitation on Sales of Assets and Subsidiary Stock................................... 59
          6.5   Limitation on Affiliate Transactions................................................. 61
          6.6   Change of Control.................................................................... 61
          6.7   Limitation on Capital Stock of Subsidiaries.......................................... 62
          6.8   Merger, Consolidation, etc........................................................... 62
          6.9   Limitation on Lines of Business...................................................... 63

SECTION 7.  EVENTS OF DEFAULT........................................................................ 64

SECTION 8.  SUBORDINATION............................................................................ 66
          8.1   Agreement To Subordinate............................................................. 66
          8.2   Liquidation; Dissolution; Bankruptcy................................................. 66
          8.3   Default on Senior Indebtedness....................................................... 67
          8.4   Acceleration of Payment of Loans..................................................... 67
          8.5   When Distribution Must Be Paid Over.................................................. 68
          8.6   Subrogation.......................................................................... 68
          8.7   Relative Rights...................................................................... 68
          8.8   Subordination May Not Be Impaired By the Borrower.................................... 68
          8.9   Rights of Administrative Agent....................................................... 68
          8.10  Distribution or Notice to Representative............................................. 69
          8.11  Section 8 Not To Prevent Events of Default or Limit Right To Accelerate.............. 69

          8.12  Administrative Agent Entitled to Rely........................................................... 69
          8.13  Administrative Agent to Effectuate Subordination................................................ 69
          8.14  Administrative Agent Not Fiduciary for Lenders of Senior Indebtedness........................... 69
          8.15  Reliance by Lenders of Senior Indebtedness on Subordination Provisions.......................... 69
          8.16  Certain Amendments Prohibited................................................................... 70

SECTION 9.  THE ADMINISTRATIVE AGENT............................................................................ 70
          9.1   Appointment..................................................................................... 70
          9.2   Delegation of Duties............................................................................ 70
          9.3   Exculpatory Provisions.......................................................................... 70
          9.4   Reliance by Administrative Agent................................................................ 70
          9.5   Notice of Default............................................................................... 71
          9.6   Non-Reliance on Administrative Agent and Other Lenders.......................................... 71
          9.7   Indemnification................................................................................. 71
          9.8   Administrative Agent in Its Individual Capacity................................................. 72
          9.9   Successor Administrative Agent.................................................................. 72

SECTION 10.  MISCELLANEOUS...................................................................................... 73
          10.1   Amendments and Waivers......................................................................... 73
          10.2   Notices........................................................................................ 73
          10.3   No Waiver; Cumulative Remedies................................................................. 74
          10.4   Survival of Representations and Warranties..................................................... 74
          10.5   Payment of Expenses and Taxes.................................................................. 74
          10.6   Successors and Assigns; Participations and Assignments......................................... 75
          10.7   Adjustments; Set-off........................................................................... 77
          10.8   Counterparts................................................................................... 78
          10.9   Severability................................................................................... 78
          10.10  Integration.................................................................................... 78
          10.11  GOVERNING LAW.................................................................................. 78
          10.12  Submission To Jurisdiction; Waivers............................................................ 78
          10.13  Acknowledgements............................................................................... 79
          10.14  Confidentiality................................................................................ 79
          10.15  WAIVERS OF JURY TRIAL.......................................................................... 79
          10.16  No Guarantee of Domestic Obligations by Foreign Subsidiary of Borrower......................... 80

SCHEDULES:

1.1       Commitments
2         Subsidiaries

EXHIBITS:

EXHIBIT A        Form of Domestic Subsidiary Guarantee
EXHIBIT B        Form of Senior Subordinated Indenture
EXHIBIT C-1      Form of Initial Loan Note
EXHIBIT C-2      Form of Term Note
EXHIBIT D        Form of Closing Certificate
EXHIBIT E        Form of Assignment and Acceptance
EXHIBIT F-1      Form of General Counsel Opinion (Effective Date)
EXHIBIT F-2      Form of Opinion of Cleary Gottlieb Steen & Hamilton (Effective Date)
EXHIBIT F-3      Form of General Counsel Opinion (Closing Date)
EXHIBIT F-4      Form of Opinion of Cleary Gottlieb Steen & Hamilton (Closing Date)

                  AMENDED AND RESTATED SENIOR SUBORDINATED CREDIT AGREEMENT, dated as of December 18, 1997, among FEDERAL-MOGUL CORPORATION, a Michigan corporation (the "Borrower"), the several lenders from time to time parties hereto (collectively, the "Lenders"; individually, a "Lender"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H :


                  WHEREAS, the Borrower is party to the Revolving Credit, Competitive Advance and Multicurrency Facility Agreement, dated as of June 16, 1997 (the "Existing Credit Agreement"), with the several banks and other financial institutions party thereto and The Chase Manhattan Bank, as the administrative agent;

                  WHEREAS, the Borrower, through an indirect wholly owned Subsidiary organized under the laws of England ("U.K. Acquisition II"), intends to acquire (the "Acquisition") T&N PLC, a company organized under the laws of England (the "Target");

                  WHEREAS, the Acquisition will be accomplished by means of a tender offer (the "Tender Offer") to be made by U.K. Acquisition II for up to 100% (but in any event not less than 90%) (the "Minimum Number of Shares") of the issued and outstanding ordinary shares, (pound)1 par value (the "Target Shares"), of the Target, and/or Options related thereto, followed by a compulsory acquisition of any remaining such shares not acquired in the Tender Offer;

                  WHEREAS, in order to finance the Acquisition, to refinance the Existing Credit Agreement and other existing indebtedness of the Borrower and the Target and to pay fees and expenses in connection with the Acquisition and the financing thereof, the Borrower has requested the Lenders to establish a senior subordinated credit facilities aggregating $500,000,000;

                  WHEREAS, the Lenders are willing to establish such credit facilities upon and subject to the terms and conditions hereinafter set forth;

                  WHEREAS, the Borrower and The Chase Manhattan Bank, as Lender and the Administrative Agent have entered into the Senior Subordinated Credit Agreement, dated as of October 15, 1997 (the "Senior Subordinated Credit Agreement");

                  WHEREAS, the Borrower and the Lenders and the Administrative Agent desire to amend and restate the Senior Subordinated Credit Agreement upon and subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree that on the Effective Date the Senior Subordinated Credit Agreement shall be amended and restated in its entirety as follows:

                             SECTION 1. DEFINITIONS

                   1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR Borrowing": a Borrowing comprised of ABR Loans.

                  "ABR Loan": a Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Section 2.

                  "Accepting Holder": as defined in Section 2.5(d).

                  "Accumulated Funding Deficiency": any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA.

                  "Acquisition": as defined in the recitals hereto.

                  "Acquisition Documents": the collective reference to each of the documents effectuating the Acquisition.

                  "Acquisition Funds": as defined in Section 7.

                  "Additional Assets": (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Borrower or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Borrower or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

                  "Administrative Agent": as defined in the recitals hereto

                  "Adjusted LIBO Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    1.00 - Eurocurrency Reserve Requirements

                  "Adjusted Margin": with respect to any Loan, 0 basis points during the three month period commencing on the Initial Maturity Date and shall increase by an additional 50 basis points at the beginning of each subsequent three-month period.

                  "Adjusted Rate": the rate equal to the greatest of (i) 50 basis points plus the interest rate borne by the Loans on the day immediately preceding the Initial Maturity Date, (ii) 650 basis points plus the Treasury Rate (as defined below) on the Initial Maturity Date and (iii) 300 basis points plus the CSI High Yield Index Rate on the Initial Maturity Date; for purposes hereof, the "Treasury Rate" means
         (x) the rate borne by direct obligations of the United States maturing on the tenth anniversary of the Closing Date or (y) if there are no such obligations, the rate determined by linear interpolation between the rates borne by the two direct obligations of the United States maturing closest to, but straddling, the tenth anniversary of the Closing Date, in each case as published by the Board of Governors.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, or in the case of any Lender which is an investment fund, (i) the investment advisor thereof and (ii) any other investment fund having the same investment advisor. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Affiliate Transaction": as defined in Section 6.5.

                  "Agreement": this Amended and Restated Senior Subordinated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (i) the Applicable Margin less 1% plus (ii) the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates per annum on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it, in each case rounded up to the nearest 1/100 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Prime Rate is not intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors.

                  "Applicable Margin": with respect to any Loan, 450 basis points during the six (6) month period commencing on the Closing Date and shall increase by (i) an additional 100 basis points commencing on the date that is six months after the Closing Date, and (ii) an additional 50 basis points at the end of each successive three month period thereafter until the Initial Maturity Date.

                  "Asset Disposition": any sale, lease, transfer or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) of property or other assets (each referred to for the purposes of this definition as a "disposition") by the Borrower, or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) disposition of obsolete or worn out property disposed of in the ordinary course of business or property that is no longer useful in the conduct of the Borrower's and/or its Restricted Subsidiaries' business disposed of in the ordinary course of business; (ii) disposition of inventory in the ordinary course of business; (iii) transfers resulting from any casualty or condemnation of property or assets (provided that, except with respect to the loss or condemnation of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, the proceeds from such casualty or condemnation (including insurance) are used to commence the replacement or rebuilding the lost or condemned assets within one year); (iv) intercompany sales or transfers of assets made in the ordinary course of business; (v) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries; (vi) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business; (vii) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (viii) a disposition by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Wholly-Owned Subsidiary; (ix) a disposition subject to Section 6.2; (x) a disposition subject to Section 6.8; and
         (xi) sales of receivables under the Borrower's existing accounts receivable program as in effect on the date hereof.

                  "Assignee":  as defined in Section 10.6(c).

                  "Attributable Debt": in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life": as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bank Indebtedness": any and all amounts payable under or in respect of the Senior Credit Facility or any Guarantee thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower whether or not a claim for postfiling interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

                  "Benefitted Lender":  as defined in Section 10.7(a).

                  "Blockage Notice":  as defined in Section 8.3.

                  "Board of Directors": as to any Person the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board.

                  "Board of Governors": the Board of Governors of the Federal Reserve System (or any successor thereto).

                  "Borrowing": a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

                  "Borrowing Request":  as defined in Section 2.2.

                  "Business":  as defined in subsection 3.16.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Capitalized Lease Obligations": an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing. For all purposes of this Agreement, "Capital Stock" of the Borrower shall include the 10,000,000 7% Trust Convertible Preferred Securities (Liquidation Amount $50 per Convertible Preferred Security) issued by Federal-Mogul Financing Trust and guaranteed by the Borrower upon terms substantially similar to the terms described in the Offering Memorandum dated November 24, 1997 and any other substantially equivalent securities hereafter issued by a financing vehicle for the benefit of the Borrower, and such Trust Convertible Preferred Securities and substantially equivalent securities will be treated as preferred stock of the Borrower and the Borrower shall not be deemed to have issued any Indebtedness or Guarantee in connection therewith.

                  "Cash Equivalents": securities with maturities of 6 months or less from the date of acquisition which are issued or fully guaranteed or insured by the United States Government or any agency thereof (or, in the case of any Senior Indebtedness not denominated in Dollars, the government which issued such other currency).

                  "Change of Control" means the occurrence of any of the following events:

                               (i) any sale, lease, exchange or other transfer
                  (in one transaction or a series of related transactions) of all or substantially all of the assets of the Borrower and its Subsidiaries to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Agreement); or

                              (ii) a majority of the Board of Directors of the
                  Borrower (but not a committee thereof) shall consist of Persons who are not Continuing Directors; or

                             (iii) the acquisition by any Person or Group of the
                  power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Borrower.

                  "Chase": The Chase Manhattan Bank, a New York banking corporation.

                  "City Code": the City Code on Take-overs and Mergers, as published by the Panel and as amended from time to time.

                  "Closing Date":  the date of the Initial Loans.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment": as to any Lender, its obligation to make a Loan to the Borrower on the Closing Date in an amount equal to the amount set forth opposite such Lender's name in Schedule 1.1 under the heading "Commitment"; collectively, as to all such Lenders, the "Commitments".

                  "Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Commitments then constituted by such Lender's Commitment (or, after the Loans are made on the Closing Date, the percentage of the aggregate Loans then constituted by such Lender's Loans).

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Compulsory Acquisition": the acquisition by U.K. Acquisition II, pursuant to Sections 428 to 430F of the Companies Act 1985, of England, of all of the issued and outstanding Target Shares not then owned by U.K. Acquisition II.

                  "Consolidated Coverage Ratio": as of any date of determination means, with respect to any Person, the ratio of (i) the aggregate amount of EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of such person are available to (ii) Consolidated Interest Expense for such four fiscal quarters (in each case, determined, for each fiscal quarter of the four fiscal quarters ending prior to the Closing Date, on a pro forma basis to give effect to the Transactions as if the Transactions had occurred at the beginning of such four-quarter period); provided, however, that (1) if the Borrower or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness or both,

         EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period when such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of the calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period any Indebtedness of the Borrower or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period, (3) if since the beginning of such period the Borrower or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Borrower or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Borrower and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) as if such Asset Disposition occurred on the first day of such period, (4) if since the beginning of such period the Borrower or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Borrower or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, defeased or otherwise discharged in connection therewith, the pro forma calculations shall be as determined in good faith by a responsible financial or accounting officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

                  "Consolidated Interest Expense": for any period, the total interest expense of the Borrower and its Restricted Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing (excluding commissions, discounts and other fees and charges in respect of trade letters of credit), (vi) interest actually paid by the Borrower or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person,
         (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements, (viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Borrower) in connection with Indebtedness Incurred by such plan or trust and (ix) cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Borrower held by Persons other than the Borrower or a Wholly-Owned Subsidiary and less to the extent included in such interest expense, the amortization of capitalized debt issuance costs. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Borrower, that was not a Wholly-Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

                  "Consolidated Net Income": for any period, the consolidated net income (loss) of the Borrower and its Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                              (i) any net income (loss) of any Person if such
                  Person is not a Restricted Subsidiary, except that (A) the Borrower's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Borrower's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Borrower or any of its Restricted Subsidiaries in such Person,

                              (ii) any net income (loss) of any Person acquired
                  by the Borrower or a Restricted Subsidiary in a pooling of interests transaction attributable to any period prior to the date of such combination,

                             (iii) any net income (loss) of any Restricted
                  Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower, except that (A) subject to the limitations contained in (iv) below, the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Borrower or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

                              (iv) any gain or loss realized upon the sale or
                  other disposition of any asset of the Borrower or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not in the ordinary course of business,

                               (v) any extraordinary gain or loss, and

                              (vi) the cumulative effect of a change in
                  accounting principles.

                  "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Borrower on September 26, 1997 or (ii) was nominated for election or elected to the Board of Directors of the Borrower after September 26, 1997 with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CSI":  Chase Securities Inc., a Delaware corporation.

                  "CSI High Yield Index Rate": means the average yield to worst of the CSI High Yield Index as published in the Chase High Yield Research Weekly Update Report as published by Chase.

                  "Currency Agreement": in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

                  "Default": any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Senior Indebtedness": (i) the Bank Indebtedness and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $50,000,000 and is specifically designated by the Borrower in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Agreement.

                  "Disqualified Stock": with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock that is convertible or exchangeable solely at the option of the Borrower or a Restricted Subsidiary provided that any such conversion or exchange will be deemed an Incurrence of Indebtedness) or
         (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case, on or prior to the first anniversary of the Final Maturity Date provided, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such Final Maturity Date shall be deemed to be Disqualified Stock.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary": any Restricted Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

                  "Domestic Subsidiary Guarantee": the Domestic Subsidiary Guarantee, substantially in the form of Exhibit A, to be executed and delivered by each Domestic Subsidiary (other than any Domestic Subsidiary which is a Subsidiary of an Excluded Foreign Subsidiary), including but not limited to, U.S. Finance Subsidiary I, U.S. Finance Subsidiary II and U.S. Finance Subsidiary III, as the same may from time to time be amended, supplemented or otherwise modified.

                  "EBITDA": for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) exchange or translation losses on foreign currencies, and
         (vi) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Final Maturity Date of the Securities) and less, to the extent added in calculating Consolidated Net Income, (x) exchange or translation gains on foreign currencies and (y) non-cash items increasing Consolidated Net Income (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Final Maturity Date), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of the Borrower shall be included in EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

                  "Effective Date":  as defined in Section 4.1.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Eurocurrency Reserves Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors) maintained by a member bank of such system.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Borrowing": a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan": a Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Section 2.

                  "Excluded Foreign Subsidiary": any Foreign Subsidiary (and any Domestic Subsidiary which is a Subsidiary of an Excluded Foreign Subsidiary) if the execution by such Foreign Subsidiary (or Domestic Subsidiary, as the case may be) of a Note Guarantee would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower or would be unlawful for such Foreign Subsidiary (or Domestic Subsidiary, as the case may be).

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ESOP Guaranty": the Guaranty, dated as of June 30, 1995, as amended, made by the Borrower in favor of Bank of America National Trust and Savings Association, as agent under the ESOP Loan Agreement.

                  "ESOP Loan Agreement": the Loan Agreement, dated as of June 30, 1995, as amended, among the Federal-Mogul Corporation Salaried Employees' Stock Ownership Trust, as borrower, various financial institutions, as lenders, and Bank of America National Trust and Savings Association, as agent.

                  "Event of Default": any of the events specified in Section 7, provided that all requirements for the giving of notice, the lapse of time, or both, and any other conditions, have been satisfied.

                  "Exchange Act": the Securities Exchange Act of 1934, as amended.

                  "Exchange Note": each senior subordinated note issued under the Senior Subordinated Indenture delivered pursuant to Section 2.3 and 5.14; collectively, the "Exchange Notes".

                  "Exchange Request":  as defined in Section 5.14.

                  "Existing Credit Agreement": as defined in the Recitals hereto.

                  "FDIC": the Federal Deposit Insurance Corporation and any Governmental Authority which succeeds to the powers and functions thereof.

                  "Final Maturity Date": the tenth anniversary of the Closing Date.

                  "Foreign Subsidiary": any Restricted Subsidiary of the Borrower other than a Domestic Subsidiary.

                  "GAAP": generally accepted accounting principles in the United States of America (or, in the case of financial statements for any Foreign Subsidiary Borrower (as defined in the Senior Credit Agreement) and its Subsidiaries for any period prior to the date it became a Foreign Subsidiary Borrower, in the country of organization of such Foreign Subsidiary Borrower) in effect on the Closing Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such entity as are approved by a significant segment of the accounting profession.

                  "Governmental Authority": any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee": (without duplication) any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor Subordinated Obligation": any Indebtedness of a Note Guarantor (whether outstanding on the date of this Agreement or thereafter Incurred) which is subordinate or junior in right of payment to its obligations under the Note Guarantee pursuant to a written agreement.

                  "Hedging Obligations": of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Noteholder": the Person in whose name a Loan (and any corresponding Note(s)) is registered.

                  "Incur": issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

                  "Indebtedness": with respect to any Person on any date of determination (without duplication):

                           (i) the principal of and premium, if any, in respect of indebtedness of such Person for borrowed money,

                           (ii) the principal of and premium, if any, in respect
                  of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

                           (iii) all obligations of such Person in respect of
                  letters of credit or other similar instruments (including reimbursement obligations with respect thereto), but excluding commercial letters of credit or letters of credit issued in connection with liabilities incurred in the ordinary course of business (including those issued to self-insure under applicable workers' compensation statutes), to the extent not drawn upon or reimbursed within three Business Days after drawing,

                           (iv) all obligations of such Person to pay the
                  deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in final service or taking final delivery and title thereto or the completion of such services,

                           (v) all Capitalized Lease Obligations and
                  Attributable Debt of such Person,

                           (vi) the amount of all obligations of such Person
                  with respect to the redemption, repayment or other repurchase of Disqualified Stock or, with respect to any Subsidiary of the Borrower, any Preferred Stock (but excluding, in each case, any accrued dividends),

                           (vii) all Indebtedness of other Persons secured by a
                  Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

                           (viii) all Indebtedness of other Persons to the
                  extent Guaranteed by such Person, and

                           (ix) to the extent not otherwise included in this
                  definition, net Hedging Obligations of such Person (such obligations to be equal at any time of determination to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability at such date, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date. With respect to any Indebtedness denominated in a foreign currency, for purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of such Indebtedness under Section 6.1, the amount of such Indebtedness shall be calculated based on the currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term debt, or first committed in the case of revolving debt, provided that any such Indebtedness outstanding on the Closing Date shall be calculated based on the currency exchange rate in effect on the Closing Date.

                  "Initial Loan":  as defined in Section 2.1(a).

                  "Initial Loan Commitment Period": the period commencing on the Satisfaction Date (which date shall be a day no earlier than the Initial Revolving Credit Funding Date (as defined in the Senior Credit Agreement)) and ending on the earlier of (a) the day immediately following the date on which the Tender Offer lapses or is withdrawn by U.K. Acquisition II and (b) May 1, 1998.

                  "Initial Maturity Date": the one-year anniversary of the Closing Date.

                  "Initial Note": as defined in Section 2.4(e)

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Intellectual Property":  as defined in Section 3.9.

                  "Interest Payment Date": with respect to any Loan, the last day of the Interest Period applicable to the Loan, and in addition, the date of any prepayment of such Loan.

                  "Interest Period": (i) prior to the Initial Maturity Date, (a) as to any Eurodollar Borrowing, the periods commencing on the date of such Eurodollar Borrowing and ending on the earlier of (A) the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is three months thereafter and (B) the Initial Maturity Date, and (b) as to any ABR Borrowing, the period commencing on the date of such ABR Borrowing and ending on the earlier of (A) the last day of each consecutive fiscal quarter of the Borrower following the Closing Date and (B) the Initial Maturity Date, and (ii) following the Initial Maturity Date, the period commencing on the Initial Maturity Date and ending on the last day of each consecutive fiscal quarter of the Borrower following the Initial Maturity Date, and the period ending on the Final Maturity Date; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Interest Rate Agreement": with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

                  "Investment": in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 6.2, (i) "Investment" shall include the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Borrower's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                  "Lenders":  as defined in the preamble to this Agreement.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capitalized Lease Obligations having substantially the same economic effect as any of the foregoing).

                  "Loans":  as defined in Section 2.1.

                  "Loan Documents": this Agreement, the Loan Notes and the Note Guarantees.

                  "Loan Notes": the collective reference to the Term Notes and the Initial Notes.

                  "Loan Participants":  as defined in Section 10.6(b).

                  "Loan Parties": the collective reference to the Borrower, and each of its Subsidiaries which from time to time is a party to any Loan Document.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or any of the Notes or any of the other Loan Documents to which it is a party or (c) the validity or enforceability of this Agreement or any of the Notes or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Material Environmental Amount": an amount payable by the Borrower (net of the proceeds of any applicable insurance and amount reasonably expected to be paid by Persons that are not Affiliates of the Borrower and that are jointly liable with the Borrower in respect of such amount) and/or its Subsidiaries in excess of $20,000,000 in any year or $100,000,000 in the aggregate for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Moody's": Moody's Investors Service, Inc., and its successors.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA or any successor statute.

                  "Net Available Cash": from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (A) as a consequence of such Asset Disposition or (B) as a result of any repatriation to the United States of any proceeds of such Asset Disposition, (ii) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition,
         (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Borrower or any Restricted Subsidiary after such Asset Disposition, (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); provided, however that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Borrower or any Restricted Subsidiary, and (vi) all payments required to be applied pursuant to any Senior Indebtedness.

                  "Net Cash Proceeds": with respect to any issuance or sale of any securities of the Borrower or any Subsidiary by the Borrower or any Subsidiary, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

                  "Nonconsenting Lender":  as defined in Section 2.12.

                  "Non-Excluded Taxes":  as defined in Section 2.10(a).

                  "Non-Funding Lender": as defined in Section 2.12.

                  "Non-Recourse Debt": Indebtedness (i) as to which neither the Borrower nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "Note Guarantee": the collective reference to Domestic Subsidiary Guarantees and the U.K. Acquisition I Guarantee and any other guarantee by a Subsidiary of the Indebtedness and obligations of the Borrower hereunder substantially in the forms of Exhibits A1-4, and as each of the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Note Guarantor": any Domestic Subsidiary or Foreign Subsidiary which has issued a Note Guarantee.

                  "Notes": the Loan Notes and the Exchange Notes, as originally executed or as subsequently amended from time to time pursuant to the applicable provisions hereof.

                  "Offer Documents": the Press Release and the Tender Offer documentation subsequently to be posted by U.K. Acquisition II setting out the detailed terms of the Tender Offer.

                  "Optionholders":  the holders of Options.

                  "Options":  options to purchase up to 25,000,000 Target
         Shares.

                  "Original Initial Note": as defined in Section 2.4(e).

                  "Original Term Note":  as defined in Section 2.4(f).

                  "Panel": the Panel of Take-overs and Mergers in the City of London.

                  "Payment Blockage Period":  as defined in Section 8.3.

                  "Payment Sharing Notice": a written notice from the Borrower or any Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments thereafter received from or on behalf of the Borrower in accordance with the provisions of Section 2.8.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor corporation.

                  "Permitted Indebtedness": (i) Indebtedness of the Borrower owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Borrower or any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Borrower in accordance with the foregoing) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (ii) Indebtedness represented by (x) the Take-Out Financing,
         (y) any Indebtedness (other than the Indebtedness described in clause
         (i) of Section 6.1(b) and other than Indebtedness Incurred pursuant to clause (i) above or clauses (iv), (v) or (vi) below) outstanding on the Closing Date and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (ii) or Incurred pursuant to Section 6.1(a); (iii) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Borrower (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Borrower), provided, however, that at the time such Restricted Subsidiary is acquired by the Borrower, the Borrower would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 6.1(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iii) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness
         (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Borrower or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Borrower or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) incurred in the ordinary course of business and (D) under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Borrower or its

         Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Borrower) and correspond in terms of notional amount, currencies and interest rates, as applicable, to Indebtedness of the Borrower or its Restricted Subsidiaries Incurred without violation of this Agreement or to business transactions of the Borrower or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business; (v) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Borrower or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiary of the Borrower (other than Guarantees of Indebtedness or other obligations Incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of the Borrower for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Borrower or any of its Restricted Subsidiaries in connection with such disposition, provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (v), when taken together with all Indebtedness Incurred pursuant to this clause (v) and then outstanding, shall not exceed $35,000,000; (vi) Indebtedness consisting of (A) Guarantees by the Borrower or a Restricted Subsidiary of Indebtedness Incurred by a Wholly-Owned Subsidiary without violation of this Agreement and (B) Guarantees by a Restricted Subsidiary of Senior Indebtedness Incurred by the Borrower without violation of this Agreement; (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two business days of its incurrence; and (viii) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business; (ix) Indebtedness of any Foreign Subsidiary for working capital purposes in an aggregate principal amount not to exceed $30,000,000 at one time outstanding; and (x) Indebtedness of any Domestic Subsidiary for working capital purposes in an aggregate principal amount not to exceed $30,000,000; provided that such Indebtedness is repaid within three Business Days of incurrence.

                  "Permitted Investment": an Investment by the Borrower or any Restricted Subsidiary in (i) a Wholly-Owned Subsidiary, the Borrower or a Person that will, upon the making of such Investment, become a Wholly-Owned Subsidiary; provided, however, that the primary business of such Wholly-Owned Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Borrower or a Wholly-Owned Subsidiary; provided, however, that such Person's primary business is a Related Business;
         (iii) Temporary Cash Investments or Cash Equivalents; (iv) receivables owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances; (v) securities received as consideration in sales of assets made in compliance with Section 6.4;
         (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vii) loans or advances (or guarantees in respect thereof) to the officers or employees of the Borrower or any Restricted Subsidiary in accordance with the ordinary course practices of the Borrower and its Restricted Subsidiaries; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Restricted Subsidiary or in satisfaction of judgments; (ix) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations; (x) extensions of trade credit in the ordinary course of business; (xi) guarantees of Indebtedness (including the Note Guarantees and the Guarantees entered into in connection with the Senior Credit Facility) permitted under Section 6.1; (xii) the Acquisition; (xiii) loans and advances among the Borrower and its Restricted Subsidiaries made in accordance with Section 6.1; (xiv) (A) Investments in a Related Business acquired in consideration for the issuance of common equity of the Borrower and (B) an Investment in a Related Business with the proceeds of the issuance of common equity to the extent such amounts have not been previously applied to make an Investment; provided that no Default or Event of Default shall have occurred and be continuing and such Permitted Investment shall not be an Investment which is, or after notice or lapse of time or both, would be an "event of default" under the terms of any Indebtedness of the Borrower or its Restricted Subsidiaries; and (xv) Investments in a Related Business previously disclosed to the Lenders in an aggregate amount, taken together with all other Investments made pursuant to this clause (xv) that are at that time outstanding, not to exceed $150,000,000.

                  "Permitted Issuance": (a) the issuance by the Borrower of shares of Capital Stock as dividends on issued and outstanding Capital Stock of the same class of the Borrower or pursuant to any dividend reinvestment plan, (b) the issuance by the Borrower of options or other equity securities of the Borrower to outside directors, members of management or employees of the Borrower or any Subsidiary of the Borrower, (c) the issuance of securities as interest or dividends on pay-in-kind debt or preferred equity securities permitted hereunder and under the other Loan Documents, (d) the issuance to the Borrower or any Subsidiary (or any director, with respect to directors' qualifying shares) by any of their respective Subsidiaries of any Capital Stock,
         (e) the issuance by the Borrower of shares of its Capital Stock (other than Disqualified Stock) in connection with a Permitted Investment and
         (f) cash payments made in lieu of issuing fractional shares of Borrower's Capital Stock in an aggregate amount not to exceed $100,000.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PIK Interest Amount": the aggregate amount equal to the amount of interest borne by an Initial Note or a Term Note in excess of 14% per annum.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Press Release": the press announcement released by or on behalf of U.K. Acquisition II on October 16, 1997 publicly announcing a firm intention to make the Tender Offer.

                  "Pro Forma Balance Sheet":  as defined in Section 3.1(b).

                  "Prohibited Transaction": any "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code.

                  "Properties":  as defined in Section 3.16(a).

                  "Qualified Capital Stock": any Capital Stock that is not Disqualified Stock.

                  "Refinancing Indebtedness": Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Agreement or Incurred in compliance with this Agreement (including Indebtedness of the Borrower that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Agreement) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than that of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than that of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Borrower or Indebtedness of a Note Guarantor that refinances Indebtedness of a Restricted Subsidiary that is not a Note Guarantor or
         (y) Indebtedness of the Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

                  "Register":  as defined in Section 10.6(d).

                  "Regulation G": Regulation G of the Board of Governors as in effect from time to time.

                  "Regulation U": Regulation U of the Board of Governors as in effect from time to time.

                  "Regulation X": Regulation X of the Board of Governors as in effect from time to time.

                  "Related Business": any business which is the same as or related, ancillary or complementary to any of the businesses of the Borrower and its Restricted Subsidiaries on the date hereof, as reasonably determined by the Board.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA or any regulation thereunder.

                  "Representative": the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

                  "Required Lenders": at any time, Lenders holding 51% or more in principal amount of outstanding Loans (or, prior to the Closing Date, 51% or more of the Commitments).

                  "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": as to any Person, the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer or the controller.

                  "Restricted Payments":  as defined in Section 6.2(a).

                  "Restricted Subsidiary": any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction": an arrangement relating to property now owned or hereafter acquired by the Borrower or a Restricted Subsidiary whereby the Borrower or such Restricted Subsidiary transfers such property to a Person and the Borrower or such Restricted Subsidiary leases it from such Person, other than leases between the Borrower and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries.

                  "Satisfaction Date":  as defined in Section 4.2.

                  "SEC": the Securities and Exchange Commission or any Governmental Authority which succeeds to the powers and functions thereof.

                  "Secured Indebtedness": any Indebtedness of the Borrower secured by a Lien.

                  "Securities": any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "Securities Act": the Securities Act of 1933, as amended from time to time.

                  "Senior Credit Agreement": means (i) the Second Amended and Restated Credit Agreement dated as of December 18, 1997 among the Borrower, the Foreign Subsidiaries parties thereto, The Chase Manhattan Bank, as Administrative Agent and the lenders parties thereto from time to time, as the same may be amended, supplemented or otherwise modified from time to time and (ii) any renewal, extension, refunding, restructuring, replacement, or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Second Amended and Restated Credit Agreement or any other agreement or indenture.)

                  "Senior Credit Documents": the "Loan Documents" as such term is defined in the Senior Credit Agreement.

                  "Senior Credit Facility": the collective reference to the Senior Credit Agreement and the notes issued pursuant thereto and the guarantee agreements, the security agreements, the indemnity, subrogation and contribution agreements, the pledge agreements and each of the other security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing.

                  "Senior Credit Facility Loans": loans in an aggregate principal amount not to exceed $2,750,000,000 borrowed by the Borrower pursuant to the Senior Credit Facility.

                  "Senior Indebtedness": the principal of, premium (if any), and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Borrower regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, the Bank Indebtedness and all other Indebtedness and Hedging Obligations of the Borrower, whether outstanding on the Closing Date or thereafter issued, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of payment to the Loans; provided, however, that Senior Indebtedness will not include (1) any obligation of the Borrower to any Subsidiary, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by the Borrower, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, Guarantee or obligation of the Borrower that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Borrower, including any Senior Subordinated Indebtedness and any Subordinated Obligations, or (5) any Capital Stock. "Senior Indebtedness" of a Note Guarantor has a correlative meaning (including interest accruing on or after the filing of a petition in bankruptcy or for reorganization of the Borrower or Note Guarantor, regardless of whether post-filing interest is allowed in such proceeding).

                  "Senior Subordinated Credit Agreement": as defined in the recitals hereto.

                  "Senior Subordinated Indebtedness": the Loans, the Exchange Notes, and any other Indebtedness of the Borrower that specifically provides that such Indebtedness is to rank pari passu with the Loans and is not expressly subordinated in right of payment by its terms to any Indebtedness or other obligation of the Borrower that is not Senior Indebtedness.

                  "Senior Subordinated Indenture": the Senior Subordinated Indenture, substantially in the form of Exhibit B hereto (with such changes therein as the Borrower may request and Administrative Agent may approve, such approval not to be unreasonably withheld), if and when executed and delivered by the Borrower and a trustee thereunder, as amended, waived, supplemented or otherwise modified from time to time.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" and "Solvency": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured,
         (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "S&P": Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Stated Maturity": with respect to any Security, the date specified in such Security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Obligation": any Indebtedness of the Borrower (whether outstanding on the date of this Agreement or thereafter Incurred) which is subordinate or junior in right of payment to the Loans pursuant to a written agreement.

                  "Subsequent Initial Note":  as defined in Section 2.4(e).

                  "Subsequent Term Note":  as defined in Section 2.4(f).

                  "Subsidiary": as to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

                  "Successor Company":  as defined in Section 6.8.

                  "Take-Out Banks":  as defined in Section 4.2.

                  "Takeover Code": the City Code on Takeovers and Mergers in effect in England.

                  "Take-Out Financing": any offering of unsecured notes, debentures or Capital Stock of the Borrower or any Restricted Subsidiary, whether or not such securities are designated by the Borrower or any of its Restricted Subsidiaries as Take-Out Financing.

                  "Target":  as defined in the recitals hereto.

                  "Target Shareholders":  the holders of the Target Shares.

                  "Target Shares":  as defined in the recitals hereto.

                  "Temporary Cash Investments": has the meaning given to "Cash Equivalents" in the Senior Credit Agreement.

                  "Tender Offer":  as defined in the recitals hereto.

                  "Term Note":  as defined in Section 2.4(f).

                  "Term Loan":  as defined in Section 2.1(b).

                  "Trade Payables": with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Documents": the collective reference to the Acquisition Documents, the Senior Credit Documents, the Loan Documents, the Senior Subordinated Indenture and the Exchange Notes.

                  "Transactions": the collective reference to the Tender Offer, the Compulsory Acquisition, the issuances of Indebtedness under this Agreement, the Senior Subordinated Indenture, the Take-Out Financing and the Senior Credit Facility.

                  "Transferee":  as defined in Section 10.6(f).

                  "Trustee":  as defined in Section 2.5(d).

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

                  "U.K. Acquisition I": a Wholly Owned Subsidiary of the Borrower to be organized under the laws of England prior to the Closing Date.

                  "U.K. Acquisition I Guarantee": the U.K. Acquisition I Guarantee in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time, to be executed and delivered by U.K. Acquisition I pursuant to Section 5.15, guaranteeing all of the obligations of the Borrower hereunder.

                  "U.K. Acquisition II":  as defined in the recitals hereto.

                  "Unrestricted Subsidiary": (i) any Subsidiary (other than a Note Guarantor) of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. At any time after the Initial Maturity Date, the Borrower may designate any of its Subsidiaries (including any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that is not an Unrestricted Subsidiary or a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under Section 6.2. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Borrower could incur at least $1.00 of additional Indebtedness under Section 6.1(a) and (y) no Default shall have occurred and be continuing. Any such designation shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Finance Subsidiary I": a special purpose corporation to be organized as a direct or indirect Subsidiary of the Borrower under the laws of a state of the United States prior to the Closing Date.

                  "U.S. Finance Subsidiary II": a special purpose corporation to be organized as a direct or indirect Subsidiary of the Borrower under the laws of a state of the United States prior to the Closing Date.

                  "U.S. Finance Subsidiary III": a special purpose corporation to be organized as a direct or indirect Subsidiary of the Borrower under the laws of a state of the United States prior to the Closing Date.

                  "Voting Stock": all classes of Capital Stock of an entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

                  "Wholly-Owned Subsidiary": a Restricted Subsidiary of the Borrower all the Capital Stock of which (other than directors' qualifying shares) is owned by the Borrower or another Wholly-Owned Subsidiary, provided that if on the Closing Date the Borrower shall, directly or indirectly, own greater than 90% of the Capital Stock of Target then Target shall constitute a Wholly-Owned Subsidiary, however, Target shall cease to be a Wholly-Owned Subsidiary if the Borrower has failed to acquire 100% of the Capital Stock of Target by May 1, 1998.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in
Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule, Annex and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                      SECTION 2. AMOUNT AND TERMS OF LOANS

                  2.1 Loans. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make a loan (individually, an "Initial Loan" and collectively, the "Initial Loans") to the Borrower on the Closing Date, in an aggregate principal amount equal to such Lender's Commitment. Any Commitments not drawn on the Closing Date shall terminate.

                  (b) Subject to the terms and conditions hereof, each Lender severally agrees, if the Initial Loans have not been repaid or exchanged for Exchange Notes on the Initial Maturity Date, to convert the then outstanding principal amount of its Initial Loans into a loan (individually, a "Term Loan" and collectively, the "Term Loans"; the Initial Loans and the Term Loans, collectively, the "Loans") to the Borrower, on the Initial Maturity Date, in an aggregate principal amount equal to then outstanding principal amount of the Initial Loans held by such Lender. Upon the making by such Lender of such Term Loan, each Lender shall cancel on its records a principal amount of the Initial Loans and the Initial Loans held by such Lender corresponding to the principal amount of Term Loans made by such Lender, which corresponding principal amount of the Initial Loans shall be satisfied by the conversion thereof into Term Loans in accordance with Section 2.2(b).

                  (c) Subject to Section 2.6(c), prior to the Initial Maturity Date, the Borrowing shall be comprised entirely of Eurodollar Loans. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement; provided further that, the Borrower shall not incur any additional expense or fees as a result of any exercise of such option. Borrowings of more than one Type may be outstanding at the same time in the event that the Administrative Agent gives notice as provided in Section 2.6(c). For purposes of the foregoing, Borrowings having different Interest Periods shall be considered separate Borrowings.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the Closing Date that such Lender will not make available to the Administrative Agent such Lender's portion of the Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with
Section 2.1(c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, (a) such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement and (b) the Administrative Agent will promptly remit to the Borrower any such corresponding amount repaid to the Administrative Agent by the Borrower. Nothing contained in this Section 2.1(d) shall relieve any Lender that has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

                  (e) The failure of any Lender to make the Initial Loan to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Initial Loan on the Closing Date, but no Lender shall be responsible for the failure of any other Lender to make the Initial Loan to be made by such other Lender on the Closing Date.

                  2.2 Procedure for Borrowing and Conversion. (a) Subject to the provisions of Section 2.6(c), in order to request a Borrowing under the Commitments on the Closing Date, the Borrower shall deliver by hand or by telecopy to the Administrative Agent a notice (or telephonic notice promptly confirmed in writing) (the "Borrowing Request") which notice must be received by the Administrative Agent not later than 12:00 noon, New York City time, three
(3) days before the Closing Date. The Borrowing Request shall be duly completed, irrevocable, signed by or on behalf of the Borrower and shall specify the following information: (i) the date of such Borrowing (which shall be the Closing Date and a Business Day); (ii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of this Section 2.2(a)); and (iii) the amount of the Borrowing. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender. Not later than 11:00 a.m., New York City time, on the Closing Date, each Lender shall make available to the Administrative Agent at the office of the Administrative Agent specified in Section 10.2 (or at such other location as the

Administrative Agent may direct) an amount in immediately available funds equal to the amount of the Initial Loan to be made by such Lender. Initial Loan proceeds received by the Administrative Agent hereunder shall promptly be made available to the Borrower by the Administrative Agent's crediting the account of the Borrower, at the office of the Administrative Agent specified in Section 10.2, with the aggregate amount actually received by the Administrative Agent from the Lenders and in like funds as received by the Administrative Agent.

                  (b) If the Borrower has not repaid the Initial Loan in full on or prior to the Initial Maturity Date, then, subject to the right of any Lender to convert its Initial Loans into Exchange Notes on the Initial Loan Maturity Date pursuant to Section 2.3(c), each Lender shall convert the then outstanding principal amount of the Initial Notes into Term Loans under this Section 2.2.

                  2.3 Maturity and Exchange Notes. (a) All the Initial Loans will mature on the Initial Maturity Date.

                  (b) All the Term Loans will mature on the Final Maturity Date.

                  (c) Each Lender will have the option on or after the Initial Maturity Date at any time or from time to time to receive Exchange Notes in exchange for the Term Notes or, on the Initial Maturity Date, the Initial Loans, of such Lender then outstanding in accordance with Section 5.10 of this Agreement. The principal amount of the Exchange Notes will equal 100.0% of the aggregate principal amount (including any accrued and unpaid interest not required to be paid in cash) of the Loans for which they are exchanged. If a Default (but not an Event of Default) shall have occurred and be continuing on the date of such exchange, any notices given or cure periods commenced while the Loan was outstanding shall be deemed given or commenced (as of the actual dates thereof) for all purposes with respect to the Exchange Note (with the same effect as if the Exchange Note had been outstanding as of the actual dates thereof).

                  2.4 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan in accordance with the terms hereof and of the Loan Notes. The Borrower hereby further agrees to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.6.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from the Loans (including the PIK Interest Amounts) made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to Section 10.6(d), with separate subaccounts therein for each Lender, in which shall be recorded (i) the amount of each Loan (including the PIK Interest Amounts) made hereunder, (ii) the amount of any principal or accrued and unpaid interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof, if any.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender to maintain any account pursuant to Section 2.4(b) or the Administrative Agent to make recordings in the Register pursuant to Section 2.4(c), or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) To the extent requested by any Lender, the Borrower shall execute and deliver to such Lender an Initial Note dated the Closing Date substantially in the form of Exhibit C-1 hereto to evidence the portion of the Initial Loan made by such Lender and with appropriate insertions ("Original Initial Notes"). On each Interest Payment Date prior to the Initial Maturity Date on which the Borrower elects to pay a PIK Interest Amount pursuant to
Section 2.6, to the extent requested by any Lender, the Borrower shall execute and deliver to such Lender on such Interest Payment Date a note dated such Interest Payment Date substantially in the form of Exhibit C-1 hereto in a principal amount equal to such Lender's pro rata portion of such PIK Interest Amount and with other appropriate insertions (each a "Subsequent Initial Note" and, together with the Original Initial Notes, the "Initial Notes"). A Subsequent Initial Note shall bear interest from the date of its issuance at the same rate borne by all Initial Notes at the date of issuance and from time to time thereafter.

                  (f) Unless converted to an Exchange Note and, to the extent requested by any Lender, the Borrower shall execute and deliver to such Lender a Term Note dated the Initial Maturity Date substantially in the form of Exhibit C-2 hereto to evidence the Term Loan made on such date, in the principal amount of the Initial Notes held by such Lender on such date and with other appropriate insertions (collectively, the "Original Term Notes"), in exchange for the return to the Borrower of the Initial Notes held by such Lender. On or after the Initial Maturity Date, on each Interest Payment Date on which the Borrower elects to pay a PIK Interest Amount pursuant to Section 2.6(c), to the extent requested by any Lender, the Borrower shall execute and deliver to such Lender on such Interest Payment Date a Term Note dated such Interest Payment Date substantially in the form of Exhibit C-2 hereto in a principal amount equal to such Lender's pro rata portion of such PIK Interest Amount and with other appropriate insertions (each a "Subsequent Term Note" and, together with the Original Term Notes, the "Term Notes"). A Subsequent Term Note shall bear interest from the date of its issuance at the same rate borne by all Term Notes at the date of issuance and from time to time thereafter.

                  2.5 Optional and Mandatory Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans and Exchange Notes, in whole or in part, subject to reimbursement of the Lenders' redeployment costs, provided, however, that on or after the Initial Maturity Date, any prepayment shall be applied pro rata among the Loans and Exchange Notes as provided in
Section 2.5(d) below. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the amount specified in such notice shall be due and payable, and the Borrower shall make such prepayment, on the date specified therein. Partial prepayments of the Loans and Exchange Notes shall be in an aggregate principal amount equal to the lesser of (A) $1,000,000, or a whole multiple of $500,000 in excess thereof and (B) the aggregate unpaid principal amount of the Loans and Exchange Notes, as the case may be. Prepayments of the Loans and Exchange Notes pursuant to this Section 2.5(a) shall be applied to the outstanding principal amounts of the Loans and Exchange Notes ratably according to the outstanding principal amounts of such Loans and Exchange Notes as provided in
Section 2.5(d) below.

                  (b) (i) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall issue Take-Out Financing (other than Permitted Issuances), an amount equal to 100% of the Net Cash Proceeds thereof shall be promptly applied toward the prepayment of the Loans and the Exchange Notes as provided in Section 2.5(d) below; provided, however, that such Net Cash Proceeds need not be applied to the prepayment of the Loans and the Exchange Notes to the extent that such Net Cash Proceeds are required to be and are applied pursuant to the Senior Credit Agreement in satisfaction of obligations thereunder.

                      (ii) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall be required to apply any Net Available Cash pursuant to Section 6.4(a)(iii)(C), such Net Available Cash shall be promptly applied toward the prepayment of the Loans and the Exchange Notes as provided in
Section 2.5(d) below.

                      (iii) The Borrower shall give the Administrative Agent (which shall promptly notify each Lender) at least three (3) Business Days' prior notice or, telephone notice promptly confirmed in writing of each prepayment in whole or in part pursuant to this Agreement setting forth the date and amount thereof.

                  (c) Accrued and unpaid interest on the amount of any principal of the Loans prepaid under this Section 2.5 shall be paid to and on the date of such prepayment.

                  (d) As promptly as practicable after the Administrative Agent, pursuant to Section 2.5(b)(iii), receives notice of a prepayment pursuant to Sections 2.5(b)(i) or (b)(ii), the Administrative Agent, in cooperation with any trustee under the Senior Subordinated Indenture (the "Trustee"), shall give notice to each holder of an Exchange Note of the pro rata amount that would be payable to such holder in respect of such holder's Exchange Note and the expected date of such prepayment. Any holder of noncallable Exchange Notes that wishes to accept such prepayment (each, an "Accepting Holder") shall promptly notify the Trustee and the Administrative Agent in writing. Offers to prepay the Loans and Exchange Notes shall be made ratably among the Loans and Exchange Notes. After the Administrative Agent receives the prepayment amount, such prepayment amount shall be distributed by the Administrative Agent, in cooperation with the Trustee, subject to Section 2.8(b), in the following order, with appropriate adjustments being made to account for the receipt by the Trustee of any prepayment in respect of the Exchange Notes: First, to the payment of all amounts described in clauses "First" and "Second" of Section 2.8(b)(i); Second, to the payment of interest then due and payable on the Loans, Exchange Notes of Accepting Holders and callable Exchange Notes, ratably among the Lenders, the Accepting Holders and Holders of callable Exchange Notes in accordance with the aggregate amount of interest owed to each such Lender, Accepting Holder and Holder; and Third, to the payment of the principal amount of the Loans, the Exchange Notes of Accepting Holders and the callable Exchange Notes that is then due and payable, ratably among the Lenders, the Accepting Holders and Holders of callable Exchange Notes in accordance with the aggregate principal amount owed to each such Lender, Accepting Holder and Holder. Amounts offered to and rejected by any Exchange Note holder shall be ratably applied to prepay the Loans, the Exchange Notes held by Accepting Holders and callable Exchange Notes. Any offers to prepay non-callable Exchange Notes shall be made in accordance with the provisions relating thereto in the Senior Subordinated

Indenture, and with applicable law, and the distribution of the relevant prepayment amount hereunder shall be made promptly after the expiration of such offer.

                  2.6 Interest Rates and Payment Dates. (a) Subject to the provisions of Section 2.6(c), Initial Loans comprising any Eurodollar Borrowing shall bear interest for the period from and including the Closing Date to, but excluding, the Initial Maturity Date on the unpaid principal thereof at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin; provided that, in the event of conditions described in clause (c) below, affected Initial Loans shall accrue interest from and including the date of such event to, but excluding, the Initial Maturity Date on the unpaid principal thereof at a rate per annum equal to the Alternate Base Rate from time to time in effect.

                  (b) Term Loans shall bear interest for the period from and including the Initial Maturity Date to, but excluding, the Final Maturity Date or date of exchange for an Exchange Note on the unpaid principal thereof at a rate per annum equal to the Adjusted Rate plus the Adjusted Margin.

                  (c) In the event, and on each occasion, that on the day two
(2) Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have reasonably determined that (i) Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, (ii) the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or (iii) that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, the Borrowing shall, on the last day of the current Interest Period therefor shall be converted to an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  (d) Notwithstanding the foregoing clauses (a), (b), and (c), the interest rate borne by the Loans and Exchange Notes shall not exceed 16% per annum. To the extent the interest on any Loan exceeds a rate of 14% per annum, the Borrower may elect to pay such excess interest (or portion thereof) by (i) paying the appropriate PIK Interest Amount through the increase in the principal amount of the applicable Loans and (ii) if requested by any Lenders, the issuance of Subsequent Initial Notes or Subsequent Term Notes, as the case may be, in an aggregate principal amount equal to all or a portion of such excess interest to be paid.

                  (e) If all or a portion of (i) the principal amount of any of the Loans, (ii) any interest payable thereon, or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise, but taking into account any applicable grace period under Section 7(a)), such overdue amount shall, without limiting the rights of the Lenders under Section 7, bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, commitment fees or other amounts due and payable hereunder, the applicable rate hereunder for any Loan (but without giving effect to the foregoing clause (x)) plus 2%.

                  (f) Interest shall be payable in arrears on each Interest Payment Date and upon the maturity date of the Loan in respect of which any such interest is accruing, provided that interest accruing pursuant to Section 2.6(e) shall be payable from time to time on demand.

                  2.7 Computation of Interest and Fees. (a) Interest in respect of ABR Loans comprising each ABR Borrowing, (A) at any time that the Alternate Base Rate is determined by reference to the Prime Rate shall be calculated on the basis of a 365 day year (or 366 day year as the case may be) for the actual days elapsed and (B) at any time that the Alternate Base Rate is determined by reference to the Federal Funds Effective Rate, shall be calculated on the basis of a 360-day year for the actual days elapsed.

                  (b) Eurodollar Loans comprising a Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

                  (c) Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Adjusted LIBO Rate, as the case may be, shall become effective as of the opening of business on the day on which such change is announced; provided, however, that no change (other than a change resulting from a change in Statutory Reserve) in the Adjusted LIBO Rate during an Interest Period shall affect the interest rate borne by the outstanding Borrowing during such Interest Period. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (d) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

                  2.8 Pro Rata Treatment and Payments. (a) Except to the extent otherwise provided herein, each borrowing of Loans by the Borrower from the Lenders and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the relevant Commitment Percentages of the Lenders with respect to the Loans borrowed or the Commitments to be reduced.

                  (b) Whenever any payment received by the Administrative Agent under this Agreement or any Note or any Loan Document is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement:

                  (i) if the Administrative Agent has not received a Payment Sharing Notice (or, if the Administrative Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived in accordance with the provisions of this Agreement), subject to Section 8, such payment shall be distributed by the Administrative Agent, in cooperation with the Trustee, and applied by the Administrative Agent and the Lenders in the following order, with appropriate adjustment being made to account for any payment received by the Trustee in respect of the Exchange Notes:
         First, to the payment of reasonable fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement or any Note Guarantee or due and payable to the Trustee under the Senior Subordinated Indenture; Second, to the payment of all reasonable expenses due and payable under Section 10.5 and any equivalent section of the

         Senior Subordinated Indenture, ratably among the Lenders and the Exchange Note Holders in accordance with the aggregate amount of such payments owed to each such Lender or Holder; Third, to the payment of accrued and unpaid interest then due and payable on the Loans and the Exchange Notes ratably among the Lenders and the Exchange Note Holders in accordance with the aggregate amount of interest owed to each Lender and Exchange Note Holder; and Fourth, to the payment of the principal amount of the Loans and the Exchange Notes that is then due and payable, ratably among the Lenders and the Exchange Note Holders in accordance with the aggregate principal amount owed to each such Lender and Exchange Note Holder (and in the case of any Exchange Notes that are not prepayable, subject to the provisions of Section 2.5(d)); or

                  (ii) if the Administrative Agent has received a Payment Sharing Notice that remains in effect, subject to Section 8, all payments received by the Administrative Agent under this Agreement or any Note shall be distributed by the Administrative Agent and applied by the Administrative Agent, in cooperation with the Trustee, and the Lenders in the following order, with appropriate adjustment being made to account for any payment received by the Trustee in respect of the Exchange Notes: First, to the payment of all amounts described in clauses "First" and "Second" of the foregoing clause (i), in the order set forth therein; Second, to the payment of the interest accrued and unpaid on all Loans and Exchange Notes, regardless of whether any such amount is then due and payable, ratably among the Lenders and the Exchange Note Holders in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Lender and the Exchange Note Holders; and Third, to the payment of the principal amount of all Loans and Exchange Notes, regardless of whether any such amount is then due and payable, ratably among the Lenders and the Exchange Note Holders in accordance with the aggregate principal amount owed to each Lender and Exchange Note Holder (and in the case of any Exchange Notes that are not prepayable, subject to the provisions of
         Section 2.5(d)).

                  (c) All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without setoff or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders at the Administrative Agent's office located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds. The Administrative Agent shall promptly distribute such payments in accordance with the provisions of Section 2.8(b) promptly upon receipt in like funds as received. If any payment hereunder would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  2.9 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                      (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any other Loan Document or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 2.10 below and the establishment of a tax based on the net income of such Lender or changes in the rate of tax on the net income of such Lender);

                     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (including, without limitation, letters of credit) by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Base Rate hereunder, including, without limitation, the imposition of any reserves with respect to Eurodollar liabilities under Regulation D of the Board of Governors; or

                     (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, continuing, or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in either case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow the Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify (in any event no later than ninety (90) days after such Lender becomes entitled to make such claim) the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. If the Borrower so notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.9, the Borrower may convert all Eurodollar Loans of such Lender then outstanding into Alternate Base Rate Loans and, additionally, reimburse such Lender for any cost in accordance with Section 2.11. No Lender shall be entitled to compensation under this subsection 2.9 for any costs incurred or reductions suffered with respect to any date that it has such costs unless it shall have notified the Company that it will demand compensation for such costs or reductions not more than 120 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions; provided that the foregoing shall in no way operate in derogation of the undertaking contained in the penultimate sentence of this paragraph (a). Notwithstanding any other provision of subsection 2.9, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements. In the event that any Lender determines that any event or circumstances that will lead to a claim under this subsection
2.9 has occurred or will occur, such Lender will use its reasonable best efforts to so notify the Borrower; provided, that any failure to provide such notice shall in no way impair the rights of any Lender to demand and receive compensation under this subsection 2.9, but without prejudice to any claims of the Borrower for compensation for actual damages sustained as a result of any failure to observe this undertaking. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a prompt written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.10 Taxes. (a) Except as provided below in this Section, all payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes imposed in lieu of net income taxes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender if such Lender fails or is unable to comply with the requirements of paragraph (b) of this Section or if such Lender fails to comply with the requirements of paragraph (c) of this
Section 2.10. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (i) (x) at least five Business Days before the date
                  of any payment by the Borrower under this Agreement or any Notes to such Lender, deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement and any Notes without any deduction or withholding of any United States federal income taxes and (B) a duly completed Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                           (y) deliver to the Borrower and the Administrative
                  Agent two further copies of any such form or certification at least five Business Days before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (z) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                           (ii) in the case of any such Lender that is not a
                  "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with sub-paragraph (i) of this paragraph (b), (x) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code,
                  (y) deliver to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, (A) a certificate stating that such Lender (1) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (2) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code and (3) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (any such certificate a "U.S. Tax Compliance Certificate") and (B) two duly completed copies of Internal Revenue Service Form W-8, or successor applicable form, certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of Form W-8 on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (z) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes; or

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms and certificates inapplicable or which would prevent such Lender from duly completing and delivering any such form or certificate with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender or a Participant pursuant to Section 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section; provided that in the case of a Participant the obligations of such Participant pursuant to this paragraph (b) shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                  (c) Each Lender shall, upon request by the Borrower, deliver to the Borrower or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by the Borrower under this Agreement or any Notes may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of any jurisdiction, provided that such Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender;

                  2.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense (but excluding loss of margin) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to a Lender under this Section 2.11 shall be made as though such Lender had actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.11. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.12 Replacement Lenders. If at any time (a) the Borrower becomes obligated to pay additional amounts described in Sections 2.9 or 2.10 as a result of any condition described in such Sections, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers, (c) any Lender becomes a "Nonconsenting Lender" (as defined below in this Section 2.12) or (d) any Lender becomes a "Non-Funding Lender", then the Borrower may, on ten (10) Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to
Section 10.6(c) all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and acceptable to the Administrative Agent for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued and unpaid interest and fees and other amounts payable hereunder;

provided that (i) the Borrower shall have no right to replace the Administrative Agent, (ii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such entity,
(iii) in the event of a replacement of a Nonconsenting Lender or a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this Section 2.12, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or (B) the Lender shall have demanded payment of additional amounts under one of the subsections described in clause (a) of this Section 2.12, as the case may be, and (iv) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this Section 2.12, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of Section 10.1 and (z) Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Nonconsenting Lender." The Borrower's right to replace a Non-Funding Lender pursuant to this Section 2.12 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Borrower against such Non-Funding Lender under this Agreement, at law, in equity, or by statute.


                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  3.1 Financial Condition. (a) The consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 1995 and December 31, 1996, respectively, and the related consolidated statements of earnings, cash flows and shareholders' equity for the fiscal years ended on such dates, reported on by Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1997 and the related unaudited consolidated statements of earnings and of cash flows for the six-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the

Borrower nor any of its consolidated Subsidiaries (taken as a whole) had, at the date of the most recent balance sheet referred to above, any material Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1996, other than any such sale, transfer or other disposition or purchase or acquisition that would have been permitted by this Agreement if this Agreement had been in effect at all times during such period.

                  (b) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1997 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition,
(ii) the Loans to be made hereunder and under the Senior Credit Facility and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at June 30, 1997, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (c) The consolidated balance sheets of the Target and its consolidated Subsidiaries as at December 31, 1995 and December 31, 1996, respectively, and the related consolidated statements of earnings, cash flows and shareholders' equity for the fiscal years ended on such dates, reported on by KPMG Audit plc, copies of which have heretofore been furnished to each Lender, are, to the best of the Borrower's knowledge, complete and correct in all material respects and, to the best of the Borrower's knowledge, present fairly the consolidated financial condition of the Target and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal years then ended. The unaudited consolidated balance sheet of the Target and its consolidated Subsidiaries as at June 30, 1997 and the related unaudited consolidated statements of earnings and of cash flows for the six-month period ended on such date, copies of which have heretofore been furnished to each Lender, are, to the best of the Borrower's knowledge, complete and correct and, to the best of the Borrower's knowledge, present fairly the consolidated financial condition of the Target and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments).

                  3.2 No Change. Since December 31, 1996, (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, except as disclosed in the Borrower's Annual Report on Form 10-K/A for fiscal year 1996 and (b) to the best of the Borrower's knowledge, there has been no development or event which has had or could reasonably be expected to have a material adverse effect on the business, operations, property, condition (material or otherwise) or prospects of the Target and its Subsidiaries taken as a whole.

                  3.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization except to the extent that, with respect to those Subsidiaries that are not borrowers under the Senior Credit Agreement, the lack of such organization, existence or good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) has the corporate or other power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged except to the extent that, with respect to those Subsidiaries that are not borrowers under the Senior Credit Agreement, the lack of such power, authority or legal right could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to qualify or be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other power and authority, and the legal right, to execute, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and has taken all necessary corporate or other action to authorize the borrowings on the terms and conditions of this Agreement and the Notes to which it is a party and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Each of the Borrower and U.K. Acquisition II has the corporate power and authority, and the legal right, to consummate the Transactions. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required with respect to the Borrower or any of its Subsidiaries in connection with the borrowings hereunder or the consummation of the Transactions or, with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party, except for consents, filings, authorizations or approvals which have been obtained and are in full force and effect, and except for (i) any such approvals which will be set forth in the Offer Documents as conditions to the Tender Offer and (ii) other approvals the failure to obtain which could not reasonably be expected to have a Material Adverse Effect. This Agreement has been, and each other Loan Document has been or when executed pursuant hereto will be, duly executed and delivered on behalf of each of the applicable Loan Parties. This Agreement and each other Loan Document to which a Loan Party is a party constitutes a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and by an implied covenant of good faith and fair dealing.

                  3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder, the use of the proceeds thereof and the consummation of the Transactions will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries, other than any such violation which could not reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except Liens created pursuant to the Loan Documents and any Lien which could not reasonably be expected to have a Material Adverse Effect.

                  3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents, the Transactions or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                  3.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  3.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by the Senior Credit Agreement.

                  3.9 Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim which, in the aggregate, could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  3.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all U.S. tax returns and all other material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) with respect to which the failure to pay, in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  3.12 Federal Regulations. No part of the proceeds of any Loan Notes will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G and Regulation U of the Board of Governors of the United States Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors (including but not limited to the provisions of Regulation G, Regulation U and Regulation
X) or any similar rule of any other Governmental Authority. If the Borrower is requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Form FR U-1 or FR G-3 referred to in said Regulation U and Regulation G, respectively.

                  3.13 ERISA. Neither a Reportable Event nor an Accumulated Funding Deficiency has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which could reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate with all other Single Employer Plans under which such accrued benefits exceed such assets. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan during the five-year period prior to the date on which this representation is made or deemed made which could, in the aggregate with other such withdrawals during such period, reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or is Insolvent.

                  3.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to any law or regulation which limits its ability to incur the Indebtedness to be incurred by it under the Loan Documents.

                  3.15 Subsidiaries. As of the date hereof, the Borrower has no Subsidiaries except those Subsidiaries identified on Schedule 2 to this Agreement.

                  3.16 Environmental Matters. (a) The facilities and properties owned, leased or operated by the Borrower and/or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the aggregate fair saleable value of the Properties.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability on the part of the Borrower or any Subsidiary under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  3.17 Accuracy and Completeness of Information. All information heretofore furnished by each Loan Party to the Lenders for purposes of or in connection with this Agreement does not, and all such information hereafter furnished by such Loan Party to any Lender for purposes of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made or to be made, in the light of the circumstances under which they were or will be made, not misleading. Prior to the date hereof, the Borrower has disclosed to the Lenders in writing any and all facts which materially and adversely affect (to the extent the Borrower can as of the date hereof reasonably foresee), the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the ability of any Loan Party to perform its obligations under the Loan Documents. It is understood that no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (a) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Borrower and (b) such assumptions were believed by such management to be reasonable. It is further understood that the foregoing statements in this subsection 3.17, to the extent they refer to information in respect of the Target, are made to the best of the Borrower's knowledge.

                  3.18 Other Unsecured Indebtedness. The obligations of each of the Loan Parties under this Agreement and the Notes and the other Loan Documents rank at least pari passu in right of payment with all other subordinated Indebtedness of such Loan Parties.

                  3.19 Foreign Subsidiaries. Each Foreign Subsidiary will have full right and authority to enter into the Loan Documents to which it is a party and each Loan Document to which it is a party will constitute a valid and legally binding obligation of such Foreign Subsidiary enforceable in accordance with their respective terms except as such terms may be limited by the application of bankruptcy, moratorium, insolvency and similar laws affecting the rights of creditors generally and by general equitable principles affecting the availability of specific performance and other remedies.

                  3.20 Solvency. Each Loan Party is, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  3.21 Purpose of Loans. The proceeds of the Loans shall be used to (i) finance a portion of the Acquisition and (ii) pay certain transactions costs, fees and expenses related to the Acquisition and the financing thereof.

                  3.22 Delivery of the Transaction Documents. The Administrative Agent has received for itself and for each Lender a complete photocopy of each of the Transaction Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof in any material respect.

                  3.23 Representations and Warranties Contained in the Transaction Documents. Each of the other Transaction Documents have been duly executed and delivered by the Loan Parties party thereto and, to the best knowledge of the Borrower have been duly executed and are in full effect. The representations and warranties of the Borrower and to the best of knowledge of Borrower, the representations and warranties with respect to the Target, are accurate and correct with respect to each of the Transaction Documents.

                         SECTION 4. CONDITIONS PRECEDENT

                  4.1 Conditions to Effective Date. This Agreement shall become effective on the date of the satisfaction of the conditions precedent set forth in this subsection 4.1 (the date on which such conditions are satisfied, the "Effective Date"):

                  (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer (or a duly authorized representative) of the Borrower, with a counterpart or copy for each Lender.

                  (b) Corporate Proceedings. The Administrative Agent shall have received, with a counterpart or copy for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower and each other Loan Party, authorizing (i) the execution, delivery and performance by it of this Agreement and the Loan Documents to which it is a party and (ii) the borrowings by it contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Loan Party or such other Loan Party, as the case may be, as of the Effective Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (c) Incumbency Certificate. The Administrative Agent shall have received, with a counterpart or copy for each Lender, a certificate of the Borrower, dated the Effective Date, as to the incumbency and signature of the officers or representatives of each Loan Party executing any Loan Document on the Effective Date, satisfactory in form and substance to the Administrative Agent, executed by any of the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the Controller of the Borrower and the Secretary or any Assistant Secretary (or a duly authorized representative, if such representative is also a duly authorized officer of the Borrower or otherwise authorized by the Borrower) of the Borrower.

                  (d) Corporate Documents. The Administrative Agent shall have received, with a counterpart or copy for each Lender, true and complete copies of the certificate of incorporation and by-laws of the Borrower and each other Loan Party that is a party hereto on the Effective Date, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary or a duly authorized representative of the Borrower or such other Loan Party, as the case may be.

                  (e) Approvals. All governmental and third party approvals necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect (other than (i) any such approvals which will be set forth in the Offer Documents as conditions to the Tender Offer and (ii) other approvals the failure to obtain which could not reasonably be expected to have a Material Adverse Effect). The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower to the foregoing effect, to which shall be attached copies of any such approvals theretofore obtained.

                  (f) Fees. The Administrative Agent shall have received all fees to be received by the Administrative Agent or Chase on or prior to the Effective Date in connection with this Agreement.

                  (g) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of (i) Diane L. Kaye, Esq., General Counsel of the Borrower and (ii) Cleary Gottlieb Steen & Hamilton, counsel to the Borrower, each given upon the express instructions of the Borrower, substantially in the forms of Exhibits F-1 and F-2, respectively.

After the document delivery conditions set forth above in this subsection have been satisfied, the Administrative Agent will, at the request of the Borrower, provide to the Borrower written confirmation that such conditions have been satisfied.

                  4.2 Conditions to Closing Date. The obligation of each Lender to make its Initial Loan is subject to the satisfaction of the following conditions precedent on the date of such Initial Loans, which date shall in any event be on or after the Effective Date and on or prior to the last day of the Initial Loan Commitment Period (the date on which such conditions are satisfied, the "Satisfaction Date"):

                  (a) Senior Credit Agreement. (i) the Borrower shall have received net cash proceeds from the issuance of term loans under the Senior Credit Facility and (ii) the Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower of the Senior Credit Documents.

                  (b) Existing Credit Agreement. All loans, accrued interest, fees and any other amounts owing to the respective lenders and agents under the Existing Credit Agreement shall have been paid in full, and the commitments to make loans thereunder shall have been cancelled.

                  (c) Note Guarantee. The Administrative Agent shall have received each Note Guarantee executed and delivered by a duly authorized officer of each Note Guarantor.

                  (d) Offer Documents; Terms of Tender Offer. The terms of the Tender Offer as set forth in the Press Release shall have been approved by the Administrative Agent prior to the public announcement thereof by U.K. Acquisition II. The Administrative Agent shall have received copies of the Offer Documents, and of all other documents and materials filed or released publicly by the Borrower or U.K. Acquisition II in connection with the Tender Offer, certified as true and correct copies thereof as of the Closing Date by a Responsible Officer of the Borrower, and the conditions set forth in such documents shall conform to the conditions set forth in the Press Release as approved by the Administrative Agent prior to the release thereof.

                  (e) The Tender Offer. The Tender Offer shall have been declared fully unconditional on behalf of U.K. Acquisition II, without any amendment, supplement, modification or waiver of the terms thereof contained in the Press Release not consented to by the Required Lenders, other than (i) any amendments, supplements, modifications or waivers which in the aggregate are not material and (ii) any waiver of the conditions contained in the Press Release, relating to matters other than aggregate purchase price and minimum acceptance conditions, that is required by the Panel.

                  (f) Illegality. (i) The borrowings hereunder and the use of proceeds thereof shall not violate any Requirement of Law of the United States or the United Kingdom applicable to the Borrower and (ii) the making of the Initial Loans shall not violate any Requirement of Law of the United States or the United Kingdom applicable to the Lenders.

                  (g) Representation and Warranties. The representations and warranties contained in subsections 3.3, 3.4, 3.5, 3.12, and 3.14 shall be true and correct in all material respects as if made on and as of such date.

                  (h) No Injunction, etc. There shall not be in effect any injunction or restraining order of any Governmental Authority having jurisdiction to issue such injunction or restraining order prohibiting the making of the Initial Loans made on such date, the use of the proceeds thereof or the consummation of the Tender Offer or the Acquisition.

                  (i) No Default. No Default or Event of Default shall have occurred or be continuing under (i) paragraph (a) of Article XII of the Senior Credit Agreement or (ii) paragraph (f) of Section 7 of this Agreement (only to the extent such paragraph (f) relates to the Borrower or U.K. Acquisition II).

                  (j) Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer to the effect set forth in paragraphs (f)(i), (g), (h) and (i) above substantially in the form of Exhibit D.

                  (k) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of (i) Diane L. Kaye, Esq., General Counsel of the Borrower, substantially in the form of Exhibit F-3 and
         (ii) Cleary Gottlieb Steen & Hamilton, counsel to the Borrower, substantially in the form of Exhibit F-4.

                  (l) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower of (i) a Loan Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, pursuant to subsection 2.04(e) and (ii) each Note Guarantee, if any, to be entered into on the Closing Date, executed and delivered by a duly authorized officer of the relevant Note Guarantor.

                        SECTION 5. AFFIRMATIVE COVENANTS

                  From and after the Closing Date, the Borrower hereby covenants and agrees that so long as any of the Commitments remain in effect, any Loan or Loan Note remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower will comply with the covenants set forth below in this Section 5:

                  5.1 Financial Statements. The Borrower will furnish to each
Lender:

                  (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified without qualification or exception by independent public accountants of nationally recognized standing selected by the Borrower, it being understood and agreed that the delivery of the Borrower's Annual Report on Form 10-K for such fiscal year signed by a Responsible Officer will satisfy the requirement set forth in this clause; and

                  (b) as soon as available, but in any event within 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited consolidated condensed balance sheet of the Borrower and its Subsidiaries as at the end of each such quarter and the related unaudited consolidated condensed statements of income and cash flows of the Borrower and its Subsidiaries for the portion of the fiscal year through such date, setting forth in each case in comparative form such figures for the previous year, certified by a Responsible Officer, it being understood and agreed that the delivery of the Borrower's Quarterly Report on Form 10-Q for the relevant fiscal quarter signed by a Responsible Officer will satisfy the requirement set forth in this clause;

all such financial statements to be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except for such changes in accounting principles as may be approved by such Responsible Officer and concurred in by the Borrower's independent public accountants and disclosed therein).

                  5.2 Certificates; Other Information. The Borrower will furnish to each Lender:

                  (a) concurrently with each delivery of the financial statements referred to in subsections 5.1(a) and (b), a certificate of a Responsible Officer in the form of Exhibit D (i) stating that such officer has no knowledge of any Default or Event of Default except as specified in such certificate and (ii) showing in reasonable detail the calculations supporting such statement in respect of subsections 6.1 and 6.2;

                  (b) on or prior to February 28 of each year, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on a reasonable basis and in good faith, it being understood that no representation or warranty shall be deemed to be made concerning the projections and budgets and the assumptions on which they were based, except that as of the date on which such projections and budgets were generated, (a) they were based on the good faith assumptions of the management of the Borrower and (b) such assumptions were believed by such management to be reasonable;

                  (c) promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its common or preferred stockholders as a class, and promptly after the same are filed, copies of all regular, periodic and special reports which the Borrower may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (d) if requested by the Administrative Agent or by any Lender through the Administrative Agent, promptly after the same is furnished to PBGC, copies of all information furnished by the Borrower, any Subsidiary or any Commonly Controlled Entity to PBGC, except, in each case, information furnished as to ordinary operational aspects of the business of the Borrower or any Subsidiary and not relating to any deviation by the Borrower or any Subsidiary from rules and regulations of PBGC; and

                  (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  5.3 Accrual of Liabilities; Payment of Obligations. The Borrower will maintain, and cause each of its Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of taxes and all other obligations, liabilities and claims and pay, discharge or otherwise satisfy, and cause each of its Subsidiaries to pay, discharge or otherwise satisfy, at or before their maturity or before they become delinquent, as the case may be, all obligations except (a) where the same are being contested in good faith by appropriate proceedings diligently pursued or (b) where the failure so to pay, discharge or otherwise satisfy obligations would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.4 Maintenance of Corporate Existence; Maintenance of Properties. The Borrower will (a) maintain its corporate existence, rights and franchises necessary to continue its business and the corporate existence, rights and franchises necessary to continue the business of each of its Subsidiaries, provided that the foregoing shall not be a limitation (i) on the right of the Borrower to discontinue any operations if in the opinion of the Borrower such discontinuance is in the best interest of the Borrower and would not materially affect the ability of the Borrower to pay its debts as they become due, (ii) on asset sales permitted under subsection 6.4 and (iii) on the right of any Subsidiary of the Borrower to merge with or be liquidated into the Borrower or another Subsidiary of the Borrower if a Default does not then exist and would not result therefrom; and (b) maintain, and cause each Subsidiary to maintain, the properties which are used or useful in its respective operations in good working order and condition.

                  5.5 Insurance. The Borrower will maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable companies in such form and upon such terms and in such amounts and against such risks (including liability for bodily injury and property damage) and subject to such deductibles or retentions as in the reasonable opinion of the Borrower is available on commercially reasonable terms and will provide sound and reasonable protection for the Borrower's or such Subsidiary's assets and operations. At the Administrative Agent's request, the Borrower will furnish to the Administrative Agent (with copies for each Lender) certificates of insurance or other evidence that such insurance is being maintained.

                  5.6 Notices. The Borrower will (a) promptly give notice in writing to the Administrative Agent (which shall promptly notify each Lender) of the occurrence of any Default or Event of Default under this Agreement, or of the commencement of (i) any material litigation or proceedings affecting the Borrower or any Subsidiary or (ii) any dispute between the Borrower or any Subsidiary and any Governmental Authority or any other party if such litigation, proceedings or dispute could reasonably be expected to result in a Material Adverse Effect; and (b) as soon as possible and in any event within 45 days after the Borrower knows or has reason to know that any Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to PBGC pursuant to the regulations issued under ERISA) has occurred with respect to any Single Employer Plan or that PBGC or any Loan Party or any Commonly Controlled Entity has instituted or will institute proceedings under Title IV of ERISA to terminate any Single Employer Plan, deliver to the Administrative Agent (which shall promptly notify each Lender) a certificate of a Responsible Officer of the Borrower setting forth details as to such Reportable Event and the action that the Borrower proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be. For all purposes of clause
(b) of this subsection 5.6, the Borrower shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of a Single Employer Plan.

                  5.7 Compliance with Contractual Obligations and Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all provisions of any Contractual Obligation, applicable law, rule, regulation, order, writ, judgment, injunction, decree, award or ordinance to which it is subject, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.8 Access to Books and Inspection. The Borrower shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and give the Administrative Agent and any reasonable number of representatives of the Lenders access, at the Borrower's principal office, upon reasonable notice during normal business hours to, and permit any such representatives to examine, copy or make excerpts from, any and all books, records and documents in the possession of the Borrower relating to its affairs and the affairs of the Subsidiaries, and to inspect any of the properties of the Borrower or the Subsidiaries. Notwithstanding any provision in this subsection, the Borrower (i) shall be given a reasonable opportunity upon reasonable notice to have an officer or officers of the Borrower accompany any such representative during any such visit, and (ii) shall not be responsible for any expenses incurred by any such representative.

                  5.9 Environmental Laws. The Borrower will, and will cause each Subsidiary to, (a) comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that the failure to do so, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings is not reasonably likely to result in the payment of a Material Environmental Amount and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, investigation and laboratory fees, response costs, court costs, litigation expenses and reasonable attorneys' and consultants' fees, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in clause (c) of this subsection shall survive repayment of the Loans and Loan Notes and all other amounts payable hereunder.

                  5.10 Additional Guarantees. With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by the Borrower or any Domestic Subsidiary (which new Subsidiary, for purposes of this Section 5.10, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary and, at the request of the Administrative Agent, shall also include any Foreign Subsidiary (other than any Excluded Foreign Subsidiary) of the Borrower or any Domestic Subsidiary which is in existence on the Closing Date but does not execute a Note Guarantee on the Closing Date), the Borrower or its Subsidiaries, as applicable, shall promptly cause such new Subsidiary to become a party to the relevant Note Guarantee, and if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  5.11 Interest Rate Protection. The Borrower shall, within six months after the Closing Date, obtain interest rate protection in respect of the amount, if any, of the floating rate indebtedness of the Borrower and it Subsidiaries in excess of $1,000,000,000, for periods and pursuant to terms and conditions reasonably acceptable to the Administrative Agent.

                  5.12 Consummation of Compulsory Acquisition. As promptly as reasonably practicable after the Closing Date, the Borrower shall cause U.K. Acquisition II to consummate the Compulsory Acquisition in respect of the Target Shares, and related Options, not already owned by U.K. Acquisition II.

                  5.13 Take-Out Financing. (a) Use its best efforts to cause to be declared effective a registration statement with respect to the Take-Out Financing or to effect a private placement thereof pursuant to Rule 144A of the Securities Act as soon as reasonably practicable after the Closing Date. The Borrower will give the Administrative Agent prior notice of its intention to file the registration statement or to effect a private placement of the Take-Out Financing. The Borrower will notify the Administrative Agent promptly upon the receipt of any comments from the SEC in connection with the registration statement, will furnish the Administrative Agent with a copy of any written comments from the SEC, will respond in a reasonably prompt manner and appropriately to any such comments and will furnish a copy to the Administrative Agent of any such response to the SEC.

                  (b) In connection with the Borrower's covenants with respect to this Section 5.13 the Borrower shall deliver to the Administrative Agent, by the date that is 90 days after the acquisition of 90% of the ordinary shares of the Target, a substantially complete initial draft of a Registration Statement or a Rule 144A Offering Memorandum relating to the Take-Out Financing (including audited financial statements or draft audited financial statements for the three preceding years, pro forma financial information and such other financial information as may be required by applicable law).

                  5.14 Exchange Notes. (a) The Borrower shall, as promptly as practicable after being requested to do so by the Administrative Agent at any time after the nine month anniversary of the Closing Date and in any event prior to the Initial Maturity Date, select a trustee meeting the requirements of
Section 5.14(c) and enter into the Senior Subordinated Indenture. The Borrower shall cause the Note Guarantors in respect of the Note Guarantees then in effect to execute and deliver senior subordinated guarantees of the Exchange Notes on terms similar to those contained in such Note Guarantees.

                  (b) On or prior to the Initial Maturity Date the Borrower shall:

                  (i) execute and deliver, and cause a bank or trust company acting as trustee thereunder to execute and deliver, the Senior Subordinated Indenture if such Senior Subordinated Indenture has not previously been executed and delivered; and

                  (ii) execute and deliver to each requesting Lender in accordance with the Senior Subordinated Indenture an Exchange Note bearing interest as set forth therein in exchange for the relevant Initial Loan or Term Note dated the date of the issuance of such Exchange Note, payable to the order of such holder or owner, as the case may be, in the same principal amount as such Initial Loan or Term Note (or portion thereof) being exchanged.

                  The exchange request ("Exchange Request") shall specify the principal amount of the Term Notes to be exchanged pursuant to this Section 5.14, which shall be at least $1,000,000 and integral multiples of $100,000 in excess thereof. Initial Loans and Term Notes delivered to Borrower under this
Section 5.14 in exchange for Exchange Notes shall be canceled by the Borrower and the corresponding amount of the Initial Loan or Term Loan deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Senior Subordinated Indenture.

                  (c) The bank or trust company acting as trustee under the Senior Subordinated Indenture shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or state authority and which has a combined capital and surplus of not less than $500,000,000.

                  (d) If Exchange Notes are issued pursuant to the terms hereof, then the holders of such Exchange Notes shall have the registration rights, as set forth in an exhibit to the Senior Subordinated Indenture.

                  5.15 U.K. Acquisition I Corporate Documents. (a) As soon as practicable after the Closing Date, the Borrower shall deliver to the Administrative Agent, with a counterpart or copy for each Lender, the following documents, certified as complete and correct copies thereof by the Secretary or an Assistant Secretary or a duly authorized representative of U.K Acquisition I, in each case in form and substance satisfactory to the Administrative Agent:

                           (i) the statutory declaration of each member of the
                  Board of Directors of U.K. Acquisition I;

                           (ii) the auditor's report in respect of U.K.
                  Acquisition I;

                           (iii) the resolutions of the Board of Directors of
                  U.K. Acquisition I authorizing the execution, delivery and performance of the Loan Documents to which it is a party (including a U.K. Acquisition I Guarantee in respect of all obligations of the Borrower hereunder without limitation as to amount), certified by the Secretary or an Assistant Secretary of U.K. Acquisition I, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded; and

                           (iv) such other documents as shall be required to
                  effect and evidence an exemption from the financial assistance requirements of Section 151 of the Companies Act.

                  (b) Promptly upon the completion of steps set forth in paragraph (a) above, the Borrower shall cause U.K. Acquisition I to (i) execute and deliver to the Administrative Agent the U.K. Acquisition I Guarantee and
(ii) deliver to the Administrative Agent a legal opinion relating to the U.K. Acquisition I Guarantee, which opinion shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  5.16 Further Assurances. Upon reasonable request of the Administrative Agent, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.


                          SECTION 6. NEGATIVE COVENANTS

                  From and after the Closing Date, so long as any Loan or Loan Note remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document:

                  6.1 Limitation on Indebtedness. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that on or after the

Initial Maturity Date the Borrower may Incur Indebtedness if on the date of Incurrence the Consolidated Coverage Ratio would be greater than 2.50 : 1.00, if such Indebtedness is Incurred on or prior to the first anniversary of the Initial Maturity Date, and 2.75 : 1.00, if such Indebtedness is Incurred thereafter.

                  (b) Notwithstanding Section 6.1(a), the Borrower and its Restricted Subsidiaries may Incur the following Indebtedness:

                           (i) Indebtedness Incurred pursuant to (A) the Senior
                  Credit Agreement (including, without limitation, any renewal, extension, refunding, restructuring, replacement or refinancing thereof) or (B) any other agreements or indentures governing, guaranteeing or securing the Senior Credit Facility; provided, however, that the aggregate principal amount of the Indebtedness Incurred pursuant to this clause
                  (i) does not exceed $2,750,000,000 at any time outstanding, less repayments of term loans and reductions in term loan commitments to the extent made in accordance with the Senior Credit Agreement (and to the extent, in the case of a repayment of revolving credit Indebtedness, the commitment to advance the loans repaid has been terminated);

                           (ii) Indebtedness represented by Capitalized Lease
                  Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Related Business, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement and Refinancing Indebtedness in respect of such Capitalized Lease Obligations, mortgage financings or purchase money obligations; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this Section 6.1(b)(ii) shall not exceed $50,000,000 at any time outstanding;

                           (iii) Permitted Indebtedness;

                           (iv) Indebtedness (other than Indebtedness described
                  in clauses (i)-(iii)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 6.1(b)(iv) and then outstanding, will not exceed $150,000,000; and

                           (v) Indebtedness in respect of Guarantees by any
                  Subsidiary which is a party to a Note Guarantee, in respect of the obligations of the Borrower under the ESOP Guaranty or the obligations of Federal-Mogul Corporation Salaried Employees' Ownership Trust under the ESOP Loan Agreement, provided that each such Guaranty shall provide that when any Note Guarantor party to such Guaranty is released from its obligations under the Note Guaranty to which it is a party, such Note Guarantor shall be released from its obligations under such Guaranty.

                  (c) Notwithstanding the foregoing, the Borrower shall not Incur any Indebtedness under Section 6.1(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Borrower unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations. Restricted Subsidiaries of the Borrower shall not incur any Indebtedness, the proceeds of which are used, directly or indirectly, to refinance Indebtedness of the Borrower. No Note Guarantor shall Incur any Indebtedness under Section 6.1(b) if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligation of such Note Guarantor unless such Indebtedness shall be subordinated to the obligations of such Guarantor under the Note Guarantee to at least the same extent as such Guarantor Subordinated Obligation.

                  (d) In addition, the Borrower shall not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. No Note Guarantor shall Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure such Note Guarantor's obligations under the Note Guarantee equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

                  (e) The Borrower will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt; provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness by the Borrower or a Restricted Subsidiary.

                  (f) The Borrower shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. No Note Guarantor shall Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Senior Indebtedness of such Note Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Note Guarantor or is contractually subordinated in right of payment to Senior Subordinated Indebtedness of such Note Guarantor.

                  (g) Notwithstanding the foregoing, no Restricted Subsidiary of the Borrower shall issue any Preferred Stock to any Person other than the Borrower or a Restricted Subsidiary.

                  6.2 Limitation on Restricted Payments. (a) On or prior to the Initial Maturity Date, the Borrower shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Borrower) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or rights to purchase such Capital Stock and except dividends or distributions payable to the Borrower or any Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, its other holders of Capital Stock on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Borrower or any Restricted Subsidiary held by Persons other than the Borrower or another Subsidiary, in any case other than in exchange for its Capital Stock (other than Disqualified Stock) or to the extent that after giving effect to such purchase, redemption, retirement or other acquisition, such Restricted Subsidiary would become a Wholly-Owned Subsidiary, (iii) purchase, repurchase, redeem, prepay interest, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligation (other than the purchase, repurchase or other acquisition of Subordinated Obligation purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a

Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"); provided, however, that the Borrower or any Restricted Subsidiary may make Restricted Payments so long as no Default or Event of Default has occurred and is continuing or would be continuing after giving effect to such Restricted Payment in respect of (A) the repurchase of Capital Stock of the Borrower or any Subsidiary from an employee of the Borrower or any Subsidiary or their assigns, estates or heirs upon the death, retirement or termination of such employee, (B) payments to permit the Borrower to purchase its Capital Stock in order to fulfill the Borrower's and/or its Restricted Subsidiaries' obligations under any employee stock purchase plan,
(C) loans or advances to employees of the Borrower or any Subsidiary made in the ordinary course of business and (D) dividends in respect of (1) the Borrower's preferred stock at the stated rate, (2) the Borrower's common stock at a rate not exceeding $.48 per share per year, as adjusted for stock splits and similar events and (3) Take-Out Financing to the extent the proceeds thereof are actually applied to the prepayment of Senior Credit Facility Loans or Loans under this Agreement and the related commitments are terminated;

provided, further, that (i) the aggregate amount of Restricted Payments permitted in clauses (A), (B) and (C) above (such Restricted Payments, "Permitted Employee Payments"), shall not exceed $15,000,000 in the aggregate at any time (giving effect to any repayments); provided, however, that Permitted Employee Payments shall be included in the calculation of the amount of Restricted Payments made pursuant to Section 6.2(b) and (ii) the Restricted Payments permitted by clause (D) shall be included in the calculation of the amount of Restricted Payments made pursuant to clause 6.2(b).

                  (b) After the Initial Maturity Date, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to make any Restricted Payment if at the time the Borrower or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or (2) the Borrower is not able to incur an additional $1.00 of Indebtedness pursuant to Section 6.1(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made on or after the Initial Maturity Date would exceed 25% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Initial Maturity Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                  (c) The provisions of Section 6.2(b) shall not prohibit:

                           (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Borrower made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Borrower (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust); provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                           (ii) any purchase or redemption of Subordinated Obligations of the Borrower made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Borrower; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                           (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under
         Section 6.4; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                           (iv) dividends paid within sixty (60) days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                           (v) payments to enable the Borrower to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; provided, however, that such amount shall be included in the calculation of the amount of Restricted Payments;

                           (vi)  Restricted Payments of the type permitted by
         Section 6.2(a); and

                           (vii) Restricted Payments to permit the Borrower to purchase its Capital Stock in order to fulfill the Borrower's and/or its Subsidiaries' obligations under any employee stock purchase plan in an aggregate net amount not to exceed $15,000,000; provided, however, that such amount shall be included in the calculation of the amount of Restricted Payments.

                  6.3 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Borrower, (ii) make any loans or advances to the Borrower or (iii) transfer any of its property or assets to the Borrower; except:

                  (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date, including the Senior Credit Documents;

                  (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Borrower and outstanding on such date (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Borrower or was acquired by the Borrower);

                  (c) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses
         (a) or (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) or (b) or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment, taken as a whole, are no less favorable to the Lenders in any material respect, as determined in good faith by the senior management of the Borrower or Board of Directors of the Borrower, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Closing Date;

                  (d) in the case of clause (iii) of this Section 6.3, any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
         (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any Restricted Subsidiary not otherwise prohibited by this Agreement, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Borrower or any of its Subsidiaries in any manner material to the Borrower or any such Restricted Subsidiary;

                  (e) in the case of clause (iii) of this Section 6.3, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements;

                  (f) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

                  (g) encumbrances or restrictions arising or existing by reason of applicable law.

                  6.4 Limitation on Sales of Assets and Subsidiary Stock. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

                           (i) the Borrower or such Restricted Subsidiary
                  receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Borrower's senior management or the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

                           (ii) at least (A) prior to the Initial Maturity Date,
                  90% and (B) on or after the Initial Maturity Date, 80% of the consideration thereof received by the Borrower or such Restricted Subsidiary is in the form of cash or cash equivalents; and

                           (iii) an amount equal to 100% of the Net Available
                  Cash from such Asset Disposition is applied by the Borrower (or such Restricted Subsidiary, as the case may be):

                                    (A) first, to the extent the Borrower or any
                           Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase (x) Senior Indebtedness or (y) Indebtedness (other than Preferred Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Borrower) within (I) sixty
                           (60) days for the period
                           prior to the Initial Maturity Date and (II) 365 days, for Asset Dispositions occurring on or after the Initial Maturity Date, from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                                    (B) second, for any Asset Disposition which
                           occurs on or after the Initial Maturity Date, within 365 days from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at the Borrower's election either (x) to the investment in or acquisition of Additional Assets or
                           (y) to prepay, repay or purchase (1) Senior
                           Indebtedness or (2) Indebtedness (other than
                           Preferred Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Borrower);

                                    (C) third, (I) for any Asset Disposition
                           which occurs prior to the Initial Maturity Date, within sixty (60) days after the application of Net Available Cash in accordance with clause (A) or (II) for any Asset Disposition which occurs on or after the Initial Maturity Date, after the later of the application of Net Available Cash in accordance with clauses (A) and (B) and the date that is 365 days from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and
                           (B), to redeem the Loans and Exchange Notes at par plus accrued and unpaid interest, if any, thereon in accordance with Section 2.5(d); and

                                    (D) fourth, for any Asset Disposition which
                           occurs on or after the Initial Maturity Date, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to (w) the investment in or acquisition of Additional Assets, (x) the making of Temporary Cash Investments, (y) the prepayment, repayment or purchase of Indebtedness of the Borrower or Indebtedness of any Restricted Subsidiary (other than Indebtedness owed to the Borrower) or (z) any other purpose otherwise permitted under this Agreement.

provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B), (C) or (D), the Borrower or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

                  Notwithstanding the foregoing provisions, the Borrower and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceeds (1) $2,500,000 prior to the Initial Maturity Date and (2) $5,000,000 thereafter.

                  For the purposes of this covenant, the following will be deemed to be cash: (x) the assumption by the transferee of Senior Indebtedness of the Borrower or Indebtedness of any Restricted Subsidiary of the Borrower and the release of the Borrower or such Restricted Subsidiary from all liability on such Senior Indebtedness or Indebtedness in connection with such Asset Disposition (in which case the Borrower shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by the Borrower or any Restricted Subsidiary of the Borrower from the transferee that are promptly converted by the Borrower or such Restricted Subsidiary into cash.

                  6.5 Limitation on Affiliate Transactions. (a) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower other than a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; and (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2,500,000, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Borrower and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above).

                  (b) The foregoing provisions of Section 6.5(a) shall not apply to (i) any Restricted Payment permitted to be made pursuant to Section 6.2, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Borrower, (iii) loans or advances to employees in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, (iv) any transaction between Wholly-Owned Subsidiaries or between the Borrower and Wholly Owned Subsidiaries, (v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Borrower and its Restricted Subsidiaries, in each case in the ordinary course of business, (vi) transactions pursuant to agreements as in existence on the Closing Date and amendments to such agreements that would not materially increase the amount payable under such agreements, (vii) any employment, non-competition or confidentiality agreements entered into by the Borrower or any of its Restricted Subsidiaries with its employees in the ordinary course of business, (viii) payments made in connection with the Acquisition, (ix) the issuance of Capital Stock of the Borrower (other than Disqualified Stock) and (x) any transactions between (A) Borrower and any of its Restricted Subsidiaries or (B) between Restricted Subsidiaries of Borrower, as otherwise permitted under this Agreement.

                  6.6 Change of Control. (a) Upon a Change of Control on or after the Initial Maturity Date, each Holder shall have the right to require that the Borrower repurchase all or any part of such Holder's Loans at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date), such repurchase to be made in accordance with Section 6.6(b).

                  (b) Within thirty (30) days following any Change of Control on or after the Initial Maturity Date, unless the Borrower has mailed a redemption notice with respect to all the outstanding Loans in connection with such Change of Control, the Borrower shall mail a notice to each Holder with a copy to the Trustee stating:

                  (i) that a Change of Control has occurred and that such Holder has the right to require the Borrower to purchase such Holder's Loans at a purchase price in cash equal to

         100% (or in the case of Exchange Notes at a fixed rate of interest, 101%) of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

                  (ii) the repurchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed);

                  (iii) the procedures determined by the Borrower, consistent with this Section, that a Holder must follow in order to have its Loans purchased; and

                  (iv) the circumstances, facts and relevant financial information related thereto.

                  (c) Holders electing to have a Loan or Loan Note purchased will be required to surrender the Loan Note, with an appropriate form duly completed, to the Borrower at the address specified in the notice at least three
(3) Business Days prior to the purchase date. Each Holder will be entitled to withdraw its election if the Borrower receives, not later than the close of business (5:00 p.m. New York City time) on one (1) Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Loans which were delivered for purchase by such Holder and a statement that such Holder is withdrawing his election to have such Loans and Loan Notes purchased.

                  (d) On the purchase date, all Notes purchased by the Borrower under this Section shall be delivered to the Trustee for cancellation, and the Borrower shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  6.7 Limitation on Capital Stock of Subsidiaries. The Borrower shall not permit any of its Restricted Subsidiaries to issue any Capital Stock to any Person (other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower) or permit any Person (other than the Borrower or a Wholly-Owned Subsidiary of the Borrower) to own any Capital Stock of a Restricted Subsidiary of the Borrower, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Borrower; provided, however, that this Section 6.7 shall not prohibit (x) the Borrower or any of its Restricted Subsidiaries from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Agreement.

                  6.8 Merger, Consolidation, etc. The Borrower and Note Guarantors shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company", or "Successor Guarantor", as the case may be) shall be a corporation, partnership, trust, or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (except that a Successor Guarantor may remain a Foreign Subsidiary in the event of a consolidation, merger or conveyance, transfer or lease of all or substantially all of the assets of a Foreign Subsidiary that is a Note Guarantor) and the Successor Company (if not the Borrower) or Successor Guarantor shall expressly assume, by an assumption agreement supplemental hereto, executed by the Successor Company or Successor Guarantor and delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, all the obligations of the Borrower under the Notes, the Loans and this Agreement or such Note Guarantor under the Loan Documents;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company, the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company, the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to Section 6.1(a); and

                  (iv) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel to Borrower, each stating that such consolidation, merger, transfer or lease and such assumption agreement (if any) comply with this Agreement.

                  The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement, but in the case of a lease of all or substantially all its assets, the Borrower shall not be released from the obligation to pay the principal of and interest on the Loans and the Notes.

                  Notwithstanding clauses (ii) and (iii) of the first sentence of this Section 6.8: (1) any Restricted Subsidiary of the Borrower may consolidate with, merge into or transfer all or part of its properties and assets to the Borrower; (2) any Restricted Subsidiary of the Borrower may consolidate with, merge into or transfer all or part of its properties and assets (the "Merging Restricted Subsidiary") to another Restricted Subsidiary of the Borrower (the "Resulting Restricted Subsidiary"); provided that the Borrower's and/or its Wholly-Owned Subsidiaries' economic and voting ownership interests in the Resulting Restricted Subsidiary is equal to or greater than the economic and voting ownership interests of the Borrower and its Wholly-Owned Subsidiaries' in the Merging Restricted Subsidiary; and (3) the Borrower may merge with an Affiliate incorporated solely for the purpose of reincorporating the Borrower in another jurisdiction to realize tax or other benefits.

                  6.9 Limitation on Lines of Business. Borrower shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

                          SECTION 7. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof, or shall fail to redeem or purchase Loans when required pursuant to this Agreement or any Note, in each case whether or not such payment, redemption or purchase shall be prohibited by Section 8; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within ten (10) (or following the Initial Maturity Date, thirty (30)) Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof, in each case, whether or not such payment shall be prohibited by Section 8; or

                  (b) Prior to the Initial Maturity Date, any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document, or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) the Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 5.13 or
         5.14 or Section 6; or

                  (d) the Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 7), and such default shall continue unremedied for a period of 30 days after receipt by the Borrower of notice of such default from the Administrative Agent or any Lender; or

                  (e) The Borrower or any of its Subsidiaries shall (i) default in any payment or payments of principal or interest in an aggregate amount for the Borrower and its Subsidiaries of more than $10,000,000 (or its equivalent in another currency) at any one time on any Indebtedness (other than the Loans) or in the payment of more than $10,000,000 in the aggregate under any Guarantees, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee was created; or
         (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans) the principal amount of which exceeds $10,000,000 in the aggregate for the Borrower and its Subsidiaries or any Guarantee guaranteeing Indebtedness the principal amount of which exceeds $10,000,000 in the aggregate for the Borrower and its Subsidiaries or contained in any instrument or agreement evidencing, securing or relating to any such Indebtedness or Guarantee, beyond any applicable period of grace (not to exceed 30 days), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee to become payable; or

                  (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) Prior to the Initial Maturity Date (i) Any Person shall engage in any Prohibited Transaction involving any Plan, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity,
         (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the insurance carrier has admitted liability) of $30,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) The validity or enforceability of this Agreement, any Loan Document or any of the other documents required to be delivered in connection herewith shall be challenged by the Borrower or any of its Subsidiaries or shall fail to remain in full force and effect for any reason other than in accordance with its express terms; or

                  (j) A Change of Control shall occur prior to the Initial Maturity Date;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Loan Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Loan Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable, provided, that, notwithstanding the foregoing, during the Initial Loan Commitment Period (x) if the applicable conditions precedent to any Initial Loan set forth in Section 4 are satisfied, no such declaration under clause
(B)(i) or (B)(ii) above shall relieve the Lenders of their obligations to make such Initial Loan, (y) no acceleration of the Loans under clause (B)(i) or
(B)(ii) above shall apply to any outstanding Initial Loans until the end of the Initial Loan Commitment Period and, in any event, no acceleration of the Loans under clause (B)(i) or (B)(ii) above shall apply to any amount of outstanding Loans (whether such Loans were made before or after such acceleration) to the extent that the proceeds thereof have not been disbursed to pay Target Shareholders or Optionholders for the purchase of Target Shares or Options pursuant to the Tender Offer (such undisbursed proceeds, "Acquisition Funds") and (z) neither the Administrative Agent nor any Lender will take any enforcement action against any Acquisition Funds or otherwise seek to prevent the disbursement of any Acquisition Funds to pay Target Shareholders or Optionholders for the purchase of Target Shares or Options pursuant to the Tender Offer.

         Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                            SECTION 8. SUBORDINATION

                  8.1 Agreement To Subordinate. The Borrower agrees, and each Lender agrees, that the Loans and Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Section 8, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Loans shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Borrower and only indebtedness of the Borrower that is Senior Indebtedness shall rank senior to the Loans in accordance with the provisions set forth herein.

                  8.2 Liquidation; Dissolution; Bankruptcy. Upon any payment or distribution of the assets of the Borrower to creditors upon a total or partial liquidation or a total or partial dissolution of the Borrower or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or its property:

                  (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of the Senior Indebtedness before Lenders shall be entitled to receive any payment of principal of, or premium, if any, or interest on the Loans; and

                  (2) until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which Lenders would be entitled but for this Section 8 shall be made to holders of Senior Indebtedness as their interests may appear.

                  8.3 Default on Senior Indebtedness. The Borrower may not pay the principal of, premium, if any, or interest on, the Loans or make any deposit pursuant to any defeasance provision or otherwise purchase or retire any Loans (collectively, "pay the Loans") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived in writing and any such acceleration has been rescinded in writing or (y) such Senior Indebtedness has been paid in full in cash or Cash Equivalents; provided, however, that the Borrower may pay the Loans without regard to the foregoing if the Borrower and the Administrative Agent receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in (i) or (ii) above has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Borrower may not pay the Loans for a period (a "Payment Blockage Period") commencing upon the receipt by the Borrower and the Administrative Agent of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Administrative Agent and the Borrower from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Borrower may resume payments on the Loans after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the Bank Indebtedness), the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

                  8.4 Acceleration of Payment of Loans. If payment of the Loans is accelerated because of an Event of Default, the Borrower and the Administrative Agent shall promptly notify the holders of the Designated Senior Indebtedness of the acceleration. If any Designated Senior

Indebtedness is outstanding, the Borrower may not pay the Loans until five (5) Business Days after the Representative of the Designated Senior Indebtedness receives notice of such acceleration and, thereafter, may pay the Loans only if this Section 8 otherwise permits the payment at that time.

                  8.5 When Distribution Must Be Paid Over. If a distribution is made to the Lenders that because of this Section 8 should not have been made to them, the Lenders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

                  8.6 Subrogation. After all Senior Indebtedness is paid in full and until the Loans are paid in full, the Lenders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Section 8 to holders of Senior Indebtedness that otherwise would have been made to the Lenders is not, as between the Borrower and the Lenders, a payment by the Borrower on Senior Indebtedness.

                  8.7 Relative Rights. This Section 8 defines the relative rights of the Lenders and holders of Senior Indebtedness. Nothing in this Agreement shall:

                  (1) impair, as between the Borrower and the Lenders, the obligation of the Borrower, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Loans in accordance with their terms; or

                  (2) prevent the Administrative Agent or any Lender from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Lenders.

                  8.8 Subordination May Not Be Impaired By the Borrower. No right of any holder of Senior Indebtedness to enforce the subordination of the Loans and the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Borrower or by its failure to comply with this Agreement.

                  8.9 Rights of Administrative Agent. Notwithstanding Section 8.3, the Administrative Agent may continue to make payments on the Loans and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two (2) Business Days prior to the date of such payment, a Responsible Officer of the Administrative Agent receives notice to it that payments may not be made under this Section 8. The Borrower, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.

                  The Administrative Agent in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not the Administrative Agent. The Administrative Agent shall be entitled to all the rights set forth in this Section 8 with respect to any Senior Indebtedness that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Section 9 shall deprive the Administrative Agent of any of its rights as such holder. Nothing in this
Section 8 shall apply to claims of, or payments to, the Administrative Agent under or pursuant to Section 9.7.

                  8.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

                  8.11 Section 8 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Loans by reason of any provision in this Section 8 shall not be construed as preventing the occurrence of a Default. Nothing in this Section 8 shall have any effect on the right of the Lenders or the Administrative Agent to accelerate the maturity of the Loans subject to Section 8.4.

                  8.12 Administrative Agent Entitled to Rely. Upon any payment or distribution pursuant to this Section 8, the Administrative Agent and the Lenders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 8.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Administrative Agent or to the Lenders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8. In the event that the Administrative Agent determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 8, the Administrative Agent may request such Person to furnish evidence to the reasonable satisfaction of the Administrative Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Section 8, and, if such evidence is not furnished, the Administrative Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 9 shall be applicable to all actions or omissions of actions by the Administrative Agent pursuant to this Section 8.

                  8.13 Administrative Agent to Effectuate Subordination. Each Lender hereby authorizes and directs the Administrative Agent on such Lender's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Lenders and the holders of Senior Indebtedness as provided in this Section 8 and appoints the Administrative Agent as attorney-in-fact for any and all such purposes.

                  8.14 Administrative Agent Not Fiduciary for Lenders of Senior Indebtedness. The Administrative Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to the Lenders or the Borrower or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 8 or otherwise.

                  8.15 Reliance by Lenders of Senior Indebtedness on Subordination Provisions. Each Lender acknowledges and agrees, that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Loans, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                  8.16 Certain Amendments Prohibited. This Agreement may not be amended to make any changes that may adversely affect the rights hereto of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent on behalf of such holders) consent to such change.


                       SECTION 9. THE ADMINISTRATIVE AGENT

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the administrative agent of such Lender under the Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the

Administrative Agent. The Administrative Agent may deem and treat the payee of any Loans as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower or Holdings referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon thirty (30) days notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and any Note Guarantee, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to the approval of the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and any Note Guarantee.

                            SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement nor any Loan Note, nor any Note Guarantee, nor any terms hereof or thereof, may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower and each Loan Party which is a party to the relevant Loan Documents written amendments, supplements, waivers or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement, or modification shall (i) (A) reduce the amount or extend the scheduled date of maturity of any Loan or of any scheduled installment or mandatory prepayment thereof, (B) reduce the stated rate of any interest thereon or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitment, (C) restrict on the right of each Lender to exchange Term Loans, or Initial Loans on the Initial Maturity Date, for Exchange Notes or amend the rate of such exchange, or (D) change the pro rata provisions contained in Section 2.8, in each case without the written consent of each Lender directly affected thereby, (ii) (A) amend, modify, or waive any provision of this subsection, (B) reduce the percentage specified in the definition of Required Lenders, (C) consent to the assignment or transfer by the Borrower of any of its rights and obligations under the Loan Documents except as expressly permitted hereby, (D) amend, modify or waive any provision in the Exchange Notes that requires (or would, if any Exchange Notes were outstanding, require) the approval of all holders of Exchange Notes, or (E) release all or substantially all of the guarantors under the Note Guarantees, in each case without the consent of all of the Lenders, or (iii) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower and the other Loan Parties, the Lenders, the Administrative Agent, and all future holders of the Loans. In the case of any waiver, the Borrower and the other Loan Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. No amendment of Section 8 may be made in violation of Section 8.16.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three (3) days after being deposited in the mail, postage prepaid (or, if later, the first Business Day after being so deposited), or, in the case of telecopy notice, when received (or if received on a day that is not a Business Day or if received after 5:00 p.m. local time at the place of reception on a Business Day, on the next succeeding Business Day), addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth on its signature pages hereto in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

                  the Borrower:     Federal-Mogul Corporation
                                            World Headquarters
                                            26555 Northwestern Highway
                                            Southfield, Michigan  48034
                                            Attention:        Sandra W. Galac
                                            Telephone:        248-354-2653
                                            Telecopy:         248-354-8103

                  The Administrative
                  Agent:            The Chase Manhattan Bank
                                            One Chase Manhattan Plaza
                                            8th Floor
                                            New York, New York  10081
                                            Attention:        James Tabois
                                            Telephone:        212-552-7952
                                            Telecopy:         212-552-5650


provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2 or 2.5 shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the Loan Notes and Note Guarantees shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the Loan Notes and Note Guarantees and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, the Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent (and any special or local counsel retained by such counsel to assist it), (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and, at any time after and during the continuance of an Event of Default, of one counsel to all the Lenders, and (c) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees, agents, affiliates and successors) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Transaction Documents or the use of the proceeds of the Loans in connection with the Transactions and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans and Term Notes (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to the Administrative Agent, or any Lender (or their respective directors, officers, employees and agents) with respect to indemnified liabilities arising from the gross negligence or wilful misconduct of the party seeking indemnification or expenses incurred by the Administrative Agent or any Lender in connection with the assignment of Loans to an assignee (except pursuant to Section 10.6(e) for any assignment pursuant to Section 2.12). The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and any assignment or transfer by any Lender of its rights or obligations under the Loan Documents must be made in compliance with this
Section 10.6 (and any purported assignment in violation of this subsection shall be null and void).

                  (b) Any Lender may, in accordance with applicable law, at any time sell to one or more financial institutions or other entities ("Loan Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of a participating interest to a Loan Participant, (i) such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under the Loan Documents, (iv) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, and (v) no Loan Participant under any participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except with respect to the matters described in clauses (i) and (ii) of the proviso to the second sentence of
Section 10.1. The Borrower agrees that each Loan Participant shall be entitled to the benefits of Sections 2.9 and 2.10 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.10 such Loan Participant shall have complied with the requirements of said Section and provided, further, that no Loan Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Loan Participant had no such transfer occurred.

                  (c) Any Lender may, in accordance with applicable law, at any time and from time to time assign to (i) any Lender or any Affiliate thereof and
(ii) with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, and, prior to the occurrence and continuance of an Event of Default after consultation with the Borrower) to an additional bank, financial institution or other entity that is regularly engaged in making or purchasing loans (an "Assignee"), all or any part of its rights and obligations under the Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Administrative Agent, and, prior to the occurrence and continuance of an Event of Default, by the Borrower) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the unused Commitments remaining with the assigning Lender are not, in each case, less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and
(y) the assigning Lender thereunder shall be released from its obligations under this Agreement to the extent that such obligations shall have been assumed by the Assignee pursuant to such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

                  (d) The Administrative Agent, which for purposes of this
Section 10.6(d) only shall be deemed an agent of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders, shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of the Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder (whether or not evidenced by a Note) shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, executed by the Borrower and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the assigning Lender shall surrender any outstanding Loan Notes held by it all or a portion of which are being assigned, and the Borrower, at its own expense, shall, upon a request to the Administrative Agent by the assigning Lender or the Assignee, as applicable, execute and deliver to the Administrative Agent (in exchange for outstanding Loan Notes of the assigning Lender, if any) a new Loan Note to the order of such Assignee in an amount equal to the amount of such Assignee's Loans after giving effect to such Assignment and Acceptance and, if the assigning Lender has retained a Loan hereunder, a new Loan Note, to the order of the assigning Lender in an amount equal to the amount of such Lender's Loans after giving effect to such Assignment and Acceptance. Any such new Loan Notes shall be dated the Closing Date and shall otherwise be in the form of the Loan Note replaced thereby. Any Loan Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Borrower marked "cancelled."

                  (f) the Borrower authorizes each Lender to disclose to any Loan Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law, provided that no such assignment, whether to a Federal Reserve Bank or other entity, shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank or other entity for such Lender as a party hereto or permit an absolute assignment to occur other than in accordance with such provisions of this subsection.

                  (h) If, pursuant to this subsection, any interest in this Agreement or any Loan is transferred to any Transferee (which is not a Lender) which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to agree (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) to provide the transferor Lender (and, in the case of any Transferee registered in the Register, the Administrative Agent and the Borrower) the tax forms and other documents required to be delivered pursuant to subsection 2.10(b) and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  10.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without, to the extent permitted by law, invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not, to the extent permitted by law, invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                  10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court or forum and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, at the address specified in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with the Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  10.14 Confidentiality. Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by the Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature, it being understood and agreed by the Borrower that in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process or by the National Association of Insurance Commissioners or in connection with the exercise of any remedy under the Loan Documents; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries.

                  10.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR

PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.16 No Guarantee of Domestic Obligations by Foreign Subsidiary of Borrower. Notwithstanding anything to the contrary provided herein, no Foreign Subsidiary of Borrower shall be required to Guarantee the Indebtedness hereunder and no assets of any Foreign Subsidiary shall be used to secure any Indebtedness hereunder.

                                                               SCHEDULE 1.1 TO
                                                               CREDIT AGREEMENT



                                   COMMITMENTS

LENDERS                                                  COMMITMENT
The Chase Manhattan Bank                                   $130,000,000.00**
Senior High Income Portfolio, Inc.                            5,000,000.00
Debt Strategies Fund, Inc.                                    5,000,000.00
PIMCO High Yield Fund                                        20,000,000.00
Protective Asset Management                                  15,000,000.00**
Oak Hill Securities Fund, L.P.                               10,000,000.00
Trust Company of the West                                    20,000,000.00**
Imperial Credit Industries                                   10,000,000.00**
First Dominion Capital, L.L.C.                                5,000,000.00
KZH Holding Corporation III                                  10,000,000.00
Ares Leveraged Investment Fund, L.P.                         20,000,000.00
Franklin Principal Maturity Trust                             5,000,000.00
Bank of America National Trust and Savings Association       25,000,000.00
Bayerische Vereinsbank AG, New York Branch                   15,000,000.00
Credit Lyonnais (Chicago Branch)                             25,000,000.00
Fleet National Bank                                          25,000,000.00
Royal Bank of Canada                                         25,000,000.00
The Fuji Bank, Limited                                       25,000,000.00
Union Bank of Switzerland, New York Branch                   75,000,000.00
BHF Bank, Aktiengesellschaft                                 15,000,000.00
Compagnie Financiere de CIC et de l'Union Europeene          15,000,000.00
                                                          ----------------
Total                                                      $500,000,000.00
                                                           ===============


--------
** This amount reflects assignments anticipated to occur after the Closing Date.